SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A



                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF

                       THE SECURITIES EXCHANGE ACT OF 1934

                         DATE OF REPORT: MARCH 18, 1998


                            STARWOOD FINANCIAL TRUST
             (Exact name of registrant as specified in its charter)




       Maryland                       1-10150                 95-6881527
(State or other jurisdiction   (Commission File Number)    (I.R.S. Employer
     of incorporation                                     Identification No.)


1114 Avenue of the Americas, 27th floor
          New York, New York                                     10036
(Address of principal executive offices)                       (Zip Code)

Copy to:

                                James B. Carlson
                              Mayer, Brown & Platt
                                  1675 Broadway
                               New York, NY 10019


Registrant's telephone number, including area code:  (212) 930-9400

                      Angeles Participating Mortgage Trust
                (Former name or former address, if changed since
                                  last report)

Item 2. Acquisition or Disposition of Assets.

         In response to comments received from the Securities and Exchange Commission, the Trust hereby amends Item 2. Acquisition or Disposition of Assets of the Trust's Current Report on Form 8-K dated March 18, 1998 (the "Current Report") by deleting the text thereunder and inserting in lieu thereof the following:

         On March 18, 1998, Starwood Financial Trust, (the "Trust"), formerly known as Angeles Participating Mortgage Trust (i) paid $25.5 million of cash, as adjusted, and issued 55,148,000 Class A Shares $1.00 par value per share ("Class A Shares") at a price of $2.50 per share to Starwood Mezzanine Investors, L.P. ("Mezzanine") in exchange for the contribution by Mezzanine to the Trust of its entire interest in a portfolio of mortgage and partnership loans secured by residential, hotel, office and mixed use real estate and other assets and (ii) paid $324.3 million in cash, as adjusted, and issued 247,074,800 Class A Shares at a price of $2.50 per share to Starwood Opportunity Fund IV, L.P. ("SOF IV") in exchange for the contribution by SOF IV to the Trust of a portfolio of mortgage loans and leases secured by residential, hotel, office and mixed use real estate and other assets, a portfolio of first mortgage loans, cash of $17.9 million, and rights under certain letters of intent (collectively, the "Recapitalization Transactions").

         In connection with the Recapitalization Transactions: (i) the Trust changed its name from Angeles Participating Mortgage Trust to Starwood Financial Trust; (ii) the Trust entered into an advisory agreement (the "Advisory Agreement") with Starwood Financial Advisors, L.L.C. (the "Advisor") pursuant to which the Advisor manages the investment affairs of the Trust; (iii) the Declaration of Trust of the Trust was amended and restated (as amended and restated the "Declaration of Trust"); (iv) all of the limited partnership interests in APMT Limited Partnership (the "Partnership") were exchanged for Class A Shares which left the Trust as the sole partner of the Partnership; (v) the Partnership was dissolved and all of its assets were distributed to the Trust; (vi) the Trust's 1996 Trustees' Share Incentive Plan and the 1996 Share Incentive Plan were combined, amended and restated into the Starwood Financial Trust 1996 Share Incentive Plan; (vii) the Trust entered into several credit facilities provided by Greenwich Capital Markets, Inc. and its affiliates, which in the aggregate provide the Trust up to approximately $625.0 million in new financing, with up to an additional $175.0 million available, subject to certain conditions, to consummate the Recapitalization Transaction and provide funds for working capital, new loan origination and acquisition and general corporate purposes; and (viii) certain existing agreements were amended and restated.

         As a result of the consummation of the Recapitalization Transactions, Mezzanine owns a 13.7% voting interest and a 20.6% economic interest in the Trust and SOF IV owns a 52.4% voting interest and a 78.6% economic interest in the Trust.

         The issuance of Class A Shares to Mezzanine and SOF IV were approved by the shareholders of the Trust as were many of the other transactions taken in connection with the Recapitalization Transactions. The Recapitalization Transactions, the Advisory Agreement, certain other transaction related thereto were also approved by the members of the Board of Trustees who are unaffiliated with Mezzanine, SOF IV and the Advisor.

         Mezzanine was a shareholder of the Trust prior to the consummation of the Recapitalization Transactions with a 52.6% voting interest in the Trust. Each of Messrs. Sternlicht, Sugarman, Dishner, Eilian, Kleeman and Silvey (collectively the "Starwood Trustees and Officers"), each currently a Trustees and/or executive officer of the Trust has a direct and/or indirect interest in each of Mezzanine, SOF IV and the Advisor.

         The Recapitalization Transactions were financed through new credit facilities entered into by the Trust in connection with the Recapitalization Transactions.

         See "Description of the Contributed Interests" below for a description of the portfolio of mortgage and partnership loans and leases to be contributed to the Trust as part of the Recapitalization Transactions.

Description of the Contributed Interests

                                             STARWOOD FINANCIAL TRUST

The following is a summary description of the Assets contributed to the Trust in the Recapitalization Transactions as of March 18, 1998:

The following is a summary description of the Assets contributed to the Trust in the Recapitalization Transactions as of March 18, 1998 (in thousands):



                                              Current           Original
                                              Number of         Balance of                                 Original
Type of                      Underlying       Borrowers        Commitment      Balances        Ascribed    Maturies
Loan/Borrower                Property Type    In Class           Amount       Outstanding        Value       Dates
-------------                -------------    --------           ------       -----------        -----       -----

Senior Mortgages             Office/Hotel/        8        $      502,114    $   445,614    $   449,796   1999-2004
                               Mixed Use/
                               Apartment
Subordinated Mortgages        Office/Hotel        5               175,375        155,538        184,320   2002 to 2005
                             Resort/Planned
                              Communities
Opportunistic Mortgages      Office/Hotel/        2               166,644        132,427         81,057   1999 and 2007
                               Apartment
Unsecured Notes               Office/Hotel        2                27,300         27,300         30,850   2002 and 2004
Construction Loans              Assisted          2                92,390         85,471         91,985   1999 and 2004
                             Living/Resorts
Real Estate Under                Hotels           1                 N/A(3)         N/A(3)       195,470   N/A(3)
  Long-Term Master Lease
Loan Participations             Various           3                22,656         22,534         13,660   1999 and 2000



Other Real Estate
  Related Investments         Public bonds        2                43,150         43,150         47,532   2002 and 2007

         Total                                   25                                         $ 1,094,670

===================================[SPLIT TABLE]================================




                                               Interest             Interest
Type of                      Underlying        Accrual              Payment                Principal   Participation
Loan/Borrower                Property Type     Rates(4)             Rates(4)             Amortization  Features
-------------                -------------     --------             --------             ------------  -------------

Senior Mortgages             Office/Hotel/     Fixed: 8.97 to 16%   Fixed: 8.0-10.82%    Yes (1)       Yes (2)
                               Mixed Use/      Variable: LIBOR+     Variable: LIBOR+
                               Apartment       1.25 to 3.25%        1.25 to 3.25%
Subordinated Mortgages        Office/Hotel     Fixed 10.0 to        Fixed 10.0 to        Yes (1)       Yes (2)
                             Resort/Planned    15.25%               15.25%
                              Communities
Opportunistic Mortgages      Office/Hotel/     6.0 to 7.0%          6.0 to 7.0%          Yes (1)       Yes (2)
                               Apartment
Unsecured Notes               Office/Hotel     11.25% to 15.0%      11.25% to 15.0%      No            Yes (2)
Construction Loans              Assisted       12.0 to 12.5%        10.0 to 12.5%        No            No
                             Living/Resorts
Real Estate Under                Hotels        N/A(3)               N/A(3)               N/A(3)        N/A(3)
  Long-Term Master Lease
Loan Participations             Various        Fixed: 7.13%         Fixed: 5.45 to       Yes(1)        Yes
                                               Variable: LIBOR+     6.40%
                                               .58 to 1.75%         Variable: LIBOR+
                                                                    .58 to 1.75%
Other Real Estate
  Related Investments         Public bonds     12.5 to 12.75%       12.5 to 12.75%       No            No

         Total


Explanatory Notes

(1) The loans require fixed payments of principal and interest resulting in partial principal amortization over the term of the loan with the remaining principal due at maturity. In addition, one of the loans permits additional annual prepayments of principal of up to $1.3 million without penalty at the borrower's option.
(2) Under some of these loans, the lender receives additional payments representing additional interest for participation in available cash flow from operations of the property and the proceeds, in excess of a base amount, arising from a sale or refinancing of the property.
(3) The lease is a triple net lease of 17 hotels under which the lessee pays all costs associated with the operation of the hotels, including real estate taxes, insurance, utilities, services and capital expenditures. The initial term of the lease expires on December 31, 2010, and can be extended for up to five, five-year terms at lessee's option. Rent payments under the lease consist of base rent and additional rent based on the amount by which the aggregate operating revenue for any given year exceeds the aggregate operating revenue of the twelve months ended September 30, 1996.
(4)      All variable rate loans are based on 30-day LIBOR and reprice monthly.

The following summarizes information relating to concentration and significant terms within the portfolio of assets contributed in the Recapitalization Transactions based on ascribed values:

Concentration by size:



                                                     Ascribed
                                                      Value             %
                                             ---------------------- ----------
                                                  (In thousands)
RLH (operating lease)                        $         195,470        17.9%
Borrower A (senior and subordinate)                    127,450        11.6%
Borrower B (senior and subordinate)                    116,137        10.6%
All other loans/investments                            655,613        59.9%
                                             ---------------------- ----------
                                             $       1,094,670       100.0%
                                             ---------------------- ----------


The RLH operating lease is discussed in detail under "Real Estate Under Long-Term Operating Lease" as the sole asset group in that class.

The loans to Borrower A represent five first mortgage notes and a second mortgage residual note which are cross-collateralized by over 1.1 million square feet of office properties located in Seattle, WA and are personally guaranteed by the borrower. The loans mature on December 31, 1999. In addition to the five primary assets, additional collateral includes second or third mortgages on three office buildings also located in Seattle. The subordinated loan was acquired at a substantial discount to its face amount. Of the total principal amount, $97 million was allocated to the first mortgage positions, while $54 million was allocated to a residual note. The $97 million first mortgage amortizes on a 25-year schedule and bears interest at the rate of LIBOR plus 125 basis points. The second mortgage bears interest at the rate of 7%. The loans are prepayable at any time without penalty.

The non-recourse loans to Borrower B mature on April 30, 2002 and are secured by office properties containing 1.1 million square feet located in San Diego, CA. The loans consist of a $74.3 million variable rate senior mortgage and a $34.8 million subordinate mortgage bearing interest at 12.0%. The loans are prepayable subject to certain yield maintenance provisions on the subordinate mortgage.

Concentration by underlying asset/collateral type:



                                 Ascribed
                                   Value
                              (In thousands)                %
                              --------------             ------
Office                  $         516,099                 47.1%
Hotel/Resorts                     379,842                 34.7%
Residential                       118,029                 10.8%

Other                              80,700                  7.4%
                              --------------             ------
                        $       1,094,670                100.0%
                              ==============             ======

For this purpose, the ascribed values for certain loans secured by mixed use property were allocated by management based on estimated relative values of the underlying collateral components.

Concentration by location:



                                                   Ascribed
                                                     Value            %
                                                --------------    --------
                                                (In thousands)
California                                 $         237,316        21.7%
Washington                                           203,273        18.6%
New York                                             123,352        11.3%
Texas                                                108,679         9.9%
Florida                                               91,985         8.4%
Massachusetts                                         60,485         5.5%
Maryland                                              60,440         5.5%
Colorado                                              59,767         5.5%
All other states, combined                            85,021         7.8%
Corporate obligations                                 64,352         5.9%
                                                --------------    --------
                                           $       1,094,670       100.0%
                                                ==============    ========

Summary of recourse provisions:

                                                                   Ascribed
                                                                     Value                         %
                                                               ------------------               -------
                                                                (In thousands)

Non-recourse - secured by real estate                          $         676,940                 61.8%
Recourse (including operating lease assets)                              339,348                 31.0%
Corporate obligations                                                     64,352                  5.9%

Non-recourse - secured by partnership interests                           14,030                  1.3%
                                                               ------------------              --------
                                                               $       1,094,670                100.0%
                                                               ==================              ========

Summary of prepayment terms:

                                                                   Ascribed
                                                                     Value                         %
                                                               ------------------               -------
                                                                 (In thousands)


Long-term operating lease - generally not prepayable             $        195,470                17.9%
Lock-out for greater than 70% of original term with yield                                           8%
     maintenance or other prepayment premiums on a
     substantial portion of remaining term                                249,670                22.8%
Lock-out for greater than 70% of original term, prepayable
     thereafter without premium                                            24,489                 2.2%
Yield maintenance                                                         142,565                13.0%
Other prepayment premiums                                                 129,920                11.9%
No significant prepayment protection                             $        352,556                32.2%
                                                               ------------------               -------
                                                               $        1,094,670               100.0%
                                                               ==================               =======


As of December 31, 1997, the Trust's primary investments are primarily government or government sponsored instruments such as the Government National Mortgage Association (GNMA), Federal National Mortgage Association (FNMA) and Federal Home Loan Morgage (FHLMC). Certain of these investments were acquired at premiums or discounts based on current market rates and expected prepayment rates. To the extent that prepayments exceed those expected, actual yields will decrease for premium investments and increase for discount investments. To the extent that prepayments are less than those expected, actual yields will increase for premium investments and decrease for discount investments.

With respect to the assets contributed to Trust in the Recapitalization Transactions, the majority of these loans are subject to substantial prepayment protection in the form of lock-outs, yield maintenance provisions or other prepayment premiums which provide protection to the Trust. Those assets not subject to prepayment penalties include: (i) variable rate mortgages based on LIBOR, contributed at par, which would not result in any gain or loss upon repayment; and (ii) opportunistic loans/loan participations acquired at discounts to face values, which would result in gains upon repayment.

The loans without substantial prepayment protection primarily represent variable rate senior mortgages or opportunistic loans/loan participations acquired at discounts to face values, which would result in gains upon repayment. The properties underlying the long-term operating lease may be purchased at fair market value by the lessee in limited circumstances, including catastrophic loss or condemnation of the property.

Summary of interest characteristics:



                                        Ascribed
                                          Value                         %
                                    -----------------              -------------
                                     (In thousands)

Fixed rate investments              $         750,511                 68.6%
Variable rate investments                     344,159                 31.4%
                                    -----------------              -------------
                                    $       1,094,670                100.0%

For this purpose, fixed rate investments include the real estate assets under long-term operating lease under which the Trust receives a fixed annual base rental revenue and 7.5% of annual operating revenue for the underlying leased hotels in excess of a defined base amount. Variable rate loan investments are generally based on 30-day LIBOR and reset monthly.

Summary of subordination and default characteristics:

The Company holds both the senior and the subordinated mortgages with respect to the non-recourse loans to Borrower A and Borrower B. The Company has all rights as a mortgage holder and under the uniform commercial code with respect to the properties underlying these mortgages in the event of a default. The Company's rights with respect to the property underlying these properties are not subordinated to any other lender of borrowed money.

         Summary of delinquencies and possible losses

         As of December 31, 1997, the Trust's primary investments are primarily government or government sponsored instruments and, as a result, have no recent delinquency or loss experience. Starwood Mezzanine and SOF IV have had lending operations since February 15, 1994 and July 3, 1996, respectively and during those periods through the date of the Recapitalization Transactions have not experienced any significant delinquencies or losses on any loan investment, including  those  contributed  to  the  Trust.  Although  no  such  issues  were identified with respect to specific loan investments contributed, the possibility of delinquencies and losses were considered in evaluating the terms of the Recapitalization Transactions. There can be no assurances that delinquencies or losses will not be experienced by the Trust in the future with respect to the contributed investments or other investments originated or acquired by the Trust.

         Senior Mortgage Loans

         Description of Senior Mortgage Loans and the Collateral. There are eight (8) loans (the "Senior Mortgage Loans") in this category with an aggregate original principal balance of $502,114,000 and approximately $445,614,000 outstanding as of March 18, 1998. The Senior Mortgage Loans bear interest at either a fixed rate per annum or a variable rate based on LIBOR plus an additional specified amount, requiring either monthly interest payments or specified amortization payments. One of the Senior Mortgage Loans permits (i) accrual of interest on a portion of the principal of such loan, payable at maturity, and (ii) the deferral of certain additional interest payments under certain circumstances. The Senior Mortgage Loans are generally secured by mortgages encumbering real properties comprised of a resort conference center in New York, office buildings in Seattle, Washington, a mixed use complex in New York, office buildings in Houston, Texas and Dallas, Texas, an office portfolio in San Diego, California, a residential complex in San Diego, California, a commercial office building in San Francisco, California, a mixed used complex in Boston, Massachusetts, a residential complex in New York, New York and certain pledges of partnership interests.

         Maturity Date and Prepayment Terms. The Senior Mortgage Loans have maturity dates that range from December, 1999 to December, 2007, with certain extension rights in some cases. Two (2) of the Senior Mortgage Loans are subject to a prepayment lock-out period during which time such loans may not be prepaid. Otherwise, the remaining Senior Mortgage Loans are generally prepayable at certain specified dates and in certain specified amounts, subject to certain conditions, including the payment of prepayment penalties based on specified yield maintenance formulas and/or other required costs.

         Participating Equity Interest. Some of the Senior Mortgage Loans require payments of participating equity based on specified percentages of cash flow, property appreciation and a share of funds maintained in certain reserve accounts.

         Limited Non-Recourse. The Senior Mortgage Loans are generally nonrecourse loans as to which, in the event of a default under such loans, recourse generally may be had only against the collateral, except for certain standard carve-outs. One of the Senior Mortgage Loans is fully recoursed against the borrower.

         Cross-Default Provisions. Two (2) of the Senior Mortgage Loans are cross- defaulted with certain lines of credit or loans made to the borrower under such lines of credit or loans from different lenders.

         Prohibition on Sale, Encumbrance and Transfer. The Senior Mortgage Loans generally prohibit the transfer, sale or encumbrance of the real properties or interests in the borrowers related to such Senior Mortgage Loans, with certain specified exceptions.

         Guaranties. Some of the Senior Mortgage Loans are supported by certain secured, limited recourse guaranties of payment and performance.

         Environmental Indemnity. Certain of the Senior Mortgage Loans are supported by environmental indemnities.

         Subordinate Financing. Three (3) of the Senior Mortgage Loans are subject to junior financing in the aggregate original principal amount of $131,935,000 which are part of the Subordinate Mortgage Loans and the Opportunistic Mortgage Loans that are a part of this portfolio and are referred to below. One (1) of the other Senior Mortgage Loans may be bifurcated, at the lender's request under certain circumstances, into a senior lien tranche and a junior lien tranche, both of which are part of this portfolio. Currently, both such tranches are secured by a senior mortgage lien.

         Forward Additional Loan Commitment. One (1) of the Senior Mortgage Loans includes an additional commitment for an additional loan of up to $25,000,000 as construction financing, subject to the satisfaction of certain specified conditions.

         Subordinate Mortgage Loans

         Description of Subordinate Mortgage Loans and the Collateral. There are five (5) loans (the "Subordinate Mortgage Loans") in this category with an aggregate principal balance of $175,375,000 and approximately $155,538,000 outstanding as of March 18, 1998. The Subordinate Mortgage Loans bear interest at either fixed or variable rates per annum requiring either monthly interest payments or specified amortization payments. Under some of the Subordinate
Mortgage Loans, if for any month the interest paid is less than a specified amount, the difference shall accrue interest at a specified fixed rate per annum, or cash flow from subsequent months must be deposited into specified interest accounts to cover previous interest payments that are not paid. The Subordinate Mortgage Loans are secured by mortgages encumbering real properties comprised of fifteen (15) hotels located in seven (7) states, fee and ground leasehold interests in a mixed use complex of office, retail and hotel space in Washington, D.C., office buildings in Houston, Texas and Dallas, Texas, and an office portfolio in San Diego, California.

         Maturity Date and Prepayment Terms. The Subordinate Mortgage Loans have maturity dates that range from May, 2002, to December, 2007, subject to extension in certain cases. Some of the Subordinate Mortgage Loans are subject to prepayment lock-out periods during which time such loans may not be prepaid. At specified periods during the term of the Subordinate Mortgage Loans, prepayment is generally permitted, subject to certain conditions set forth in the applicable loan documents, including, in some cases, the payment of prepayment penalties based on specified yield maintenance formulas or required internal rates of return.

         Limited Non-Recourse Loans. The Subordinate Mortgage Loans are generally nonrecourse loans as to which, in the event of a default under such loans, recourse generally may be had only against the collateral, except for certain standard carve-outs.

         Prohibition on Sale, Encumbrances and Transfer. The Subordinate Mortgage Loans generally prohibit the transfer, sale or encumbrance or release of the real properties or interests in the borrowers related to such Subordinate Mortgage Loans, with certain specified exceptions.

         Environmental Indemnity. Certain of the Subordinate Mortgage Loans are supported by environmental indemnities.

         Existing Senior Financing. Two (2) of the Subordinate Mortgage Loans are subject to senior financing in the aggregate original principal amount of $217,700,060 which are part of the Senior Mortgage Loans that are a part of this portfolio and are referred to herein. The other two (2) Subordinate Mortgage Loans are subject to senior financing in the aggregate original principal amount of $205,000,000 which are not a part of this portfolio. The rights between senior and junior lenders are generally governed by specified intercreditor agreements which may provide the junior lender with certain notice and cure rights, but otherwise limit the rights and remedies of the junior lender.

         Management of Hotels. Management of the hotel real properties securing the Subordinated Mortgage Loans are generally governed by management agreements.

         Cross-Default Provisions. One (1) of the Subordinate Mortgage Loans is cross- defaulted with certain loans entered into by certain partners of the borrower for such Subordinate Mortgage Loan.

         Purchased Promissory Note. One (1) of the promissory notes evidencing a Subordinate Mortgage Loan was purchased from a third party lending institution. The original lender has been indemnified for claims relating to acts of the purchasing lender in connection with the note sale agreement, the debt evidenced by the subject promissory note, the use or ownership of the real property securing such note, and any contingency fee contracts with attorneys or collection agencies.

         Guaranties. One (1) of the Subordinate Mortgage Loans is supported by certain secured, limited recourse unconditional guaranties of payment and performance, and other limited guaranties of payment and performance.

         Participating Equity Interest. One (1) of the Subordinate Mortgage Loans requires payments of participating equity, payable with monthly interest payments, based on specified percentages of cash flow and net proceeds generated from the sale or refinancing of the real property securing such loan.

         Opportunistic Mortgage Loans

         Description of Opportunistic Mortgage Loans. The two (2) loans (the "Opportunistic Loans") in this category consists of (i) debt (the "Middle Tranche") with an original principal balance of $72,400,000, secured by, among other non-real property collateral, a second lien mortgage encumbering a combination hotel and apartment building in Denver, Colorado and a 50% interest in an unconsolidated partnership holding debt (the "Junior Tranche") with an original principal balance of $79,868,613, secured by a third lien mortgage encumbering the same combined hotel and apartment building and (ii) subordinate debt with an original principal balance of $54.3 million secured by five buildings in Seattle, Washington. The Opportunistic Loans bear interest at fixed or variable rates per annum. One of the loans has monthly compounding of interest, with payments due on a monthly basis, requiring either monthly interest payments or specified principal payments at certain times during the term thereof when certain specified conditions are satisfied.

         Maturity Date and Prepayment Terms. The Opportunistic Loans have maturity dates ranging from December, 1999 to June, 2007, with certain rights for extensions. The Opportunistic Loans may be prepaid, but where prepayment occurs before a certain specified date, prepayment must be accompanied by certain specified yield maintenance payments.

         Recourse Loan. The Opportunistic Loans are fully recourse to the borrower thereunder.

         Prohibition on Sale, Encumbrance and Transfer. The Opportunistic Loans generally prohibit the transfer, sale or encumbrance of the real property or interests in the borrower related to such Opportunistic Loan, with certain specified exceptions.

         Repayment Guaranty. One of the Opportunistic Loans is supported by a repayment guaranty, which guaranty terminates upon payment in full of the senior debt or upon judicial foreclosure by or a deed in lieu to the holder of the senior debt.

         Buy/Sell Agreement. One of the Opportunistic Loans is subject to the terms of a buy/sell agreement pursuant to which, upon the occurrence of certain events, the borrower under the Opportunistic Loan would be required to either agree to buy certain interests or to sell to certain interests in the underlying collateral. Certain specified parties have the rights to elect to exercise the buy/sell right, in which event the non-triggering party must either agree to buy the other party's interest or to sell to the other party the triggering party's interest in the underlying collateral. In the event that borrower under the Opportunistic Loans initiates this latter two-way buy/sell option, it must prepay the Middle Tranche in full.

         Senior Financing and Intercreditor Agreement. The underlying collateral is subject to senior financing in the aggregate original amount of $65,000,000 which is not part of the portfolio and $94,700,000 of which is part of the portfolio. The rights between senior and junior lenders are generally governed by specified intercreditor agreements which provides for certain cure rights for defaults under such senior financing.

         Hotel Management. In lieu of a management agreement, the general partner of the borrower under one of the Opportunistic Loans acts as a manager of the underlying collateral, and is entitled to receive property management fees, construction management fees, leasing commissions, and reimbursement of certain approved items. All fees are subordinated to the Middle Tranche in the event of a default thereunder.

         Unsecured Loans

         Description of Unsecured Loans and the Collateral. There are two (2) loans (the "Unsecured Loans") in this category with an aggregate original and current principal balance of $27,300,000. The Unsecured Loans bear interest at fixed rates per annum, requiring monthly interest payments. The Unsecured Loans are generally secured by pledges of partnership, membership or stock interests, and certain other non-real property collateral. The real properties owned by the borrowing entities under the Unsecured Loans consist of mixed office and retail in New York, New York and twenty-one (21) hotel sites in Georgia, Maryland, North Carolina, Pennsylvania, Tennessee, and Virginia.

         Maturity and Prepayment Terms. The Unsecured Loans have maturity dates that range from April, 2002 to January, 2004. Some of the Unsecured Loans are subject to prepayment lock-out periods during which time such loans may not be prepaid. At specified periods during the term of the Unsecured Loans, prepayment is generally permitted, subject to certain conditions, including the payment of prepayment penalties based on specified yield maintenance formulas.

         Participating Equity Interest. Some of the Unsecured Loans require payments of participating equity based on specified percentages of cash flow and net proceeds from sale or refinancings generated from properties related to the Unsecured Loans.

         Prohibition on Sale, Encumbrance and Transfer. The Unsecured Loans generally prohibit the transfer, sale or encumbrance of the real properties or interests in the borrowers related to such Unsecured Loan, with certain specified exceptions.

         Recourse Loan. The Unsecured Loans are either recourse or non-recourse to the personal assets of the borrowing entities, but where a loan is non-recourse, the borrower is personally liable for certain specified carveouts.

         Guarantees. Some of the Unsecured Loans are supported by secured or unsecured guarantees, subject to specified recourse limitations as to the guarantor.

         Environmental Indemnity. Some of the Unsecured Loans are supported by environmental indemnities.

         Existing Senior Loans on the Real Property. The real properties owned by the borrowers under the Unsecured Loans are subject to senior financing in the aggregate original amount of $107,800,000 which is not being contributed to the Trust. The rights between senior and junior lenders are generally governed by specified intercreditor agreements.

         Construction Loans

         Description of Construction Loans and the Collateral. There are two (2) loans (the "Constructions Loans") in this category with an aggregate original available principal balance of $92,390,000, of which $6,459,000 had not yet been funded as of March 18, 1997. The Construction Loans are to be disbursed in accordance with certain approved construction disbursement schedules and budgets. The Construction Loans bear interest at fixed rates per annum, requiring monthly interest payments in specified amounts. The Construction Loans are secured by mortgages encumbering real properties comprised of a to-be-built condominium project and a to-be-built luxury resort hotel, conference center and beach club, and golf course both located in Florida, along with certain other partnership and stock collateral. One (1) of the Construction Loans is also supported by letters of credit which are subject to return upon the occurrence of certain repayment conditions and thresholds.

         Maturity Date and Prepayment Terms. The Construction Loans have maturity dates that range from November, 1999, to July, 2004. Periodically during the term of the Construction Loans, under certain specified conditions, the Construction Loans may be prepaid either in full or in part, or just in full, as applicable, upon the satisfaction of certain specified conditions, including, without limitation, the payment of a specified prepayment fee.

         Reserves. The Construction Loans require that the borrowers thereunder fund certain reserves from, among other specified funds, all of the cash flow and net sales proceeds generated from the real properties securing the Construction Loans, which reserves are to be used for the payment of interest, certain construction costs, or other operating or capital expenses.

         Guarantees. The Construction Loans are supported by repayment and/or completion guarantees. The repayment guaranties range from full repayment to repayment of only certain specified losses. One of the guarantors under one of the Construction Loans has provided a promissory note which will be returned to such guarantor when certain specified funds have been contributed to the reserve established for such Construction Loan.

         Environmental Indemnity. The Construction Loans are supported by environmental indemnities. A maintenance building on one of the real properties securing one of the Construction Loans on which a golf course will be developed is subject to environmental contamination, and such portion of real property is the subject of a monitoring and remediation plan.

         Prohibition on Sale, Encumbrance and Transfer. The Construction Loans generally prohibit the transfer, sale or encumbrance of the real properties or interests in the borrowers related to such Construction Loans, with certain specified exceptions.

         Senior Encumbrances. A portion of the real property securing one of the Construction Loans is subject to certain senior mortgages thereon, including portions of the property on which a condominium project will be developed.

         Real Estate under Long-term Operating Lease

         General. Pursuant to the terms of the RLH lease (the "RLH Lease") Red Lion Hotels, Inc., a Delaware corporation, a wholly owned subsidiary of Doubletree Corporation ("Tenant") master leases seventeen (17) parcels of real property (the "RLH Properties") each of which is improved with Doubletree or Red Lion hotels (the "Leased Hotels"). The RLH Lease is absolutely net so that Tenant controls all aspects of the RLH Properties operations and management and is required to pay all rents and other sums to or on behalf of Landlord (as defined). Tenant is required, at its own cost, to replace fixtures, furnishing and equipment ("FF&E") and other fixed assets and operating equipment and inventory as required, which shall be the property of Tenant and to fund an FF&E reserve account. The Tenant is required to indemnify the Landlord and certain others for all costs and expenses imposed upon or incurred by an indemnified party in connection with the use, alteration, operation, management, condition (including environmental condition and compliance), design, construction, maintenance, repair or restoration of any of the leased premises and employment of any person(s) at the leased premises. Doubletree Corporation has executed a full guarantee of the punctual payment and performance of any and all liabilities and obligations of Tenant arising out of or related to the RLH Lease.

         Term. The RLH Lease is a long-term lease that extends through 2010, including five (5) automatic 5-year extension terms unless a proper termination notice is delivered by the Tenant. The final expiration of the RLH Lease, assuming all extensions would be in 2035.

         Organization. RLH Partnership, L.P., a Delaware limited partnership (the "Landlord") is the fee owner or ground lessee of the RLH Properties. The general partner of the Landlord is Red Lion G.P., Inc. and the limited partner is RLH Net Lease Investment, LLC ("RLH Net"), each of which is wholly owned by a subsidiary of the Trust. RLH Net is also the sole stockholder of Red Lion G.P., Inc. A subsidiary of the Trust has a 99% membership interest in RLH Net and is the controlling entity of the interest.

         Base and Percentage Rent. Landlord collects a specified annual base rent payable quarterly in arrears, and 7.5% of annual operating revenues in excess of a base amount for all of the Leased Hotels. Under certain conditions, Tenant's rent is subject to certain increases if Tenant completes an expansion at any Leased Hotel.

         Operation and Maintenance. Tenant is obligated to keep and maintain the Leased Hotels in at least as good condition as existed on the commencement date. Tenant is responsible for the payment of all costs and expenses incurred in the use, operation or maintenance of the leased premises, including rents and other amounts owed under any ground lease management fees real estate taxes, insurance, supplies and materials, the cost of all maintenance, janitorial, security and service agreements, electricity, water and any other utilities supplied to the leased premises.

         Limited Nonrecourse to Landlord. Any claim based on the Landlord's liability under the RLH Lease shall be enforced against the leased premises and not against any other tangible or intangible assets, properties or funds of the Landlord; provided, however, if, as a result of a judicial foreclosure of any mortgage, the Landlord's interest in any Leased Hotel is transferred to a mortgagee or other entity, and at such foreclosure Tenant has a legal proceeding against the Landlord, Tenant shall have the right to enforce any judgment from any assets or other properties of the Landlord.



                           For the year ended December 31, 1997
                           ------------------------------------
                                          Average
                             Number       Daily       Average
                             of Rooms     Rate       Occupancy
                             --------  ----------    ---------
Seattle, Washington            850     $  93.59        71.3%
Salt Lake City, Utah           497       101.96        78.5%
Sacramento, California         376        67.05        77.1%
San Diego, California          300        96.36        75.4%
Sonoma, California             245        88.54        68.1%
Medford, Oregon                186        63.80        64.8%
Boise, Idaho                   182        58.16        74.4%
Pendleton, Oregon              168        65.09        52.7%
Kelso, Washington              162        65.25        60.5%
Vancouver, Washington          160        81.86        67.2%
Durango, Colorado              159        98.44        59.7%
Wenatchee, Washington          149        48.42        75.0%
Coos Bay, Oregon               143        61.51        62.7%
Eugene, Oregon                 137        63.45        64.3%
Astoria, Oregon                124        68.02        45.2%
Missoula, Montana               76        50.15        67.5%
Bend, Oregon                    75        59.34        63.8%
                            ------
                            3,989

         Loan Participations

         Description of Participation Loans and the Collateral.  There are three
(3) loans (the "Participation Loans") in this category which are Participations in loans that have an aggregate original principal balance of $22,656,000. The interest in each of the Participation Loans is limited to a certain specified participation percentage. The Participation Loans bear interest at either a variable rate per annum based on LIBOR plus an additional specified amount, or at fixed rates per annum subject to certain scheduled increases, and requiring either no monthly payments, monthly interest payments or specified amortization payments. The Participation Loans are secured by mortgages encumbering real properties comprised of an office building in New York, New York, an office building in Rockville, Maryland, and a leasehold interest in a hotel in Uniondale, New York, and certain other non-real property collateral.

         Maturity and Prepayment Terms. The Participation Loans have maturity dates that range from May, 1999, to May, 2000. The Participation Loans may either be prepaid in full or in part without the payment of a prepayment penalty or are not prepayable.

         Guaranties. Some of the Participation Loans are supported by either a completion guaranty or a repayment guaranty.

         Co-Lending Arrangement. Each of the Participation Loans is subject to the interest of other participants in the loans and the relationship among participating lenders is generally governed by the terms of certain participation or co-lending agreements.

         Participating Equity Interest. One (1) of the Participation Loans requires payment of participating equity upon the sale or refinancing of the real property securing such loan.

         Other

         This category generally includes publicly traded bonds with a market value of approximately $47.5 million of two issuers, one of which matures in May 2002 with a coupon of 12.75% per annum that pays semi-annually and the other which matures in March 2007 with a coupon of 12.5% per annum that pays semi-annually.

         Letters of Intent

         In addition to the assets described above, SOF IV also contributed to the Trust its rights under certain letters of intent. The letters of intent are non-binding obligations to originate or acquire mortgages on office, residential and hotel properties. There can be no assurance that definitive agreements with respect to the transactions contemplated by the letters of intent will be executed on the terms set forth in the letters of intent or at all, and if executed that such transactions will be consummated.

Item 7.  Financial Statements and Exhibits.

         In response to comments received from the Securities and Exchange Commission, the Trust hereby amends Item 7. Financial Statements and Exhibits of the Current Report by deleting the information thereunder and inserting in lieu thereof the following:

                          INDEX TO FINANCIAL STATEMENTS

                            STARWOOD FINANCIAL TRUST



Unaudited Pro Forma Condensed Consolidating Financial Statements
----------------------------------------------------------------
Pro Forma Consolidating Balance Sheets as of December 31, 1997......................................10
Pro Forma Consolidating Statements of Operations for the year ended December 31, 1997...............11
Notes and Management's Assumptions to Unaudited Pro Forma Consolidating
   Financial Statements.............................................................................12

Starwood Mezzanine Loan Investment Operations
---------------------------------------------
Report of Independent Accountants...................................................................17
Divisional Balance Sheets as of December 31, 1997 and 1996..........................................18
Statements of Divisional Operations for years ended December 31, 1997, 1996 and 1995................19
Statements of Divisional Equity for the years ended December 31, 1997, 1996 and 1995................20
Statements of Cash Flows for the years ended December 31, 1997, 1996, 1995..........................21
Notes to Divisional Financial Statements............................................................22

SOF IV Loan Investment Operations
---------------------------------
Report of Independent Accountants...................................................................27
Divisional Balance Sheets as of December 31, 1997 and 1996..........................................28
Statements of Divisional Operations for the year ended December 31, 1997 and for the period from July 3, 1996 (Inception) through December 31, 1996...................................29
Statements of Divisional Equity for the year ended December 31, 1997 and for the period from July 3, 1996 (Inception) through December 31, 1996...................................30
Statements of Divisional Cash Flows for the year ended December 31, 1997 and for the period from July 3, 1996 (Inception) through December 31, 1996...............................31
Notes to Divisional Financial Statements............................................................32

RLH Portfolio
-------------
Report of Independent Accountants...................................................................39
Statement of Revenue and Certain Expenses for the year ended December 31, 1996......................40
Statement of Revenue and Certain Expenses for the period from January 1, 1997 through May 1, 1997 (unaudited)..................................................................41
Notes to Statement of Revenue and Certain Expenses..................................................42


                         PRO FORMA FINANCIAL INFORMATION

         The following unaudited Pro Forma Consolidating Balance Sheet as of December 31, 1997 and Pro Forma Consolidating Statements of Operations for the year ended December 31, 1997 have been prepared to reflect the transactions and the adjustments described in the accompanying notes. The pro forma financial information is based on the historical financial statements and should be read in conjunction with the notes and management's assumptions thereto. The Pro Forma Balance Sheet was prepared as if the Transactions (as defined and more fully described in Note 1 to the Pro Forma Consolidating Financial Statements) occurred as of December 31, 1997. The Pro Forma Consolidating Statements of Operations for the year ended December 31, 1997 were prepared as if the Transactions occurred on January 1, 1997. The pro forma operating results are unaudited and not necessarily indicative of the consolidated operating results which actually would have occurred if the Transactions had been consummated at the beginning of 1997, nor does it purport to represent the future financial position of the Trust, as defined, or the results of operations for future periods. For purposes of this financial information, the term the "Trust"
includes the Starwood Financial Trust (formerly known as the Angeles Participating Mortgage Trust) and its subsidiary, APMT Limited Partnership (the "Partnership"), in their collective capacities as the recipients of certain assets of Starwood Mezzanine Investors, L.P. ("Mezzanine") and Starwood Opportunity Fund IV, L.P. ("SOF IV") in the Transactions.

                            STARWOOD FINANCIAL TRUST

                      PRO FORMA CONSOLIDATING BALANCE SHEET
                                    (Note 2)
                             As of December 31, 1997
                                   (Unaudited)
                                 (In Thousands)


                                                           Historical
                                           -------------------------------------------      Pro Forma           Trust
                                               Trust        Mezzanine      SOF IV           Adjustments       Pro Forma
                                           --------------  ------------  -------------  -----------------  --------------


Assets:
Real estate investments..................      $11,175       $143,885      $829,906         $88,911  (A)      $1,037,877
Cash and cash equivalents................          296          3,376             -           5,526  (B)           9,198
Restricted cash..........................            -              -         2,119               -                2,119
Accrued interest receivable..............           58          1,695        15,178         (16,873) (C)              58
Other assets and deferred expenses.......        1,912            169           656           8,687  (D)          11,424
       Total assets......................  --------------  ------------  -------------  -----------------  --------------
                                               $13,441       $149,125      $847,859         $86,251           $1,096,676
Liabilities and Shareholders' Equity:
Debt obligations.........................                                                  $350,000  (E)        $350,000
Other liabilities........................                                    $2,119               -                2,119
Accrued expenses and accounts payable....       $1,915           $250           186               -                2,351
       Total liabilities                   --------------  ------------  -------------  -----------------  --------------
                                                 1,915            250         2,305         350,000              354,470
                                           --------------  ------------  -------------  -----------------  --------------
Minority interest........................        5,175                                       (5,175) (F)               -
Division equity..........................                     148,875       845,554        (994,429) (G)               -
Shareholders' equity:
     Class A Shares $1.00 par value,
       7,550,000 and 314,341,744 shares
       issued and outstanding on a
       historical and pro forma basis,
       respectively......................        7,550                                      306,792  (H)         314,342
     Class B Shares $.01 par value,
       3775,000 and 157,170,872 shares
       issued and outstanding on a
       historical and pro forma basis,
       respectively......................           38                                        1,533  (I)           1,571
     Unrealized gain on "available for
       sale" investments.................        (162)                                                             (162)
     Additional paid in capital..........       42,228                                      427,530  (J)         469,758
     Accumulated undistributed net
       realized gain from sale of
       mortgages.........................        2,545                                                             2,545
     Accumulated distributions in excess
       of cumulative net income other
       than gain from sale of mortgages..     (45,848)                                                          (45,848)
       Total shareholders'/division equity --------------  ------------  -------------  -----------------  --------------
                                                 6,351        148,875       845,554        (258,547)             742,206
       Total liabilities and               --------------  ------------  -------------  -----------------  --------------
shareholders'/Division equity............      $13,441       $149,125      $847,859         $86,251           $1,096,676
                                           ==============  ============  =============  =================  ==============


         The accompanying notes and management's assumptions are an integral part of this statement.

                            STARWOOD FINANCIAL TRUST

                 PRO FORMA CONSOLIDATING STATEMENT OF OPERATIONS
                                    (Note 3)
                      For the Year Ended December 31, 1997
                                   (Unaudited)
             (In thousands, except for net income per Class A Share)


                                                           Historical
                                           -------------------------------------------           Pro Forma           Trust
                                               Trust        Mezzanine      SOF IV       RLH      Adjustments       Pro Forma
                                           --------------  ------------  ------------- ----- -----------------  --------------


Revenue:
Interest income..........................       $  896        $20,893     $46,523      $          $(6,356)(a)         $61,956
Prepayment and participation income......          985         16,182       7,970                                      25,137
Rental income............................            -              -      10,311      5,000                           15,311
Other income.............................  --------------  ------------  ------------- ----- ------------  -------------------
                                                     6            710         171                                         887
       Total revenue.....................  --------------  ------------  ------------- ----- ------------  -------------------
                                                 1,887         37,785      64,975      5,000       (6,356)            103,291
Expenses:
Interest expense.........................                                       -                  23,151 (b)          23,151
Depreciation and amortization............                                   3,869                   3,006 (c)           6,875
General and administrative...............          461                        219                     830 (d)           1,510
Management fee...........................                       1,808       8,883                 (10,691)(e)               -
Advisory fee (Note 4)....................                                       -                   8,143 (f)           8,143
Other expenses...........................  --------------  ------------  ------------- ----- ------------  -------------------
                                                                  507       1,610                       -               2,117
       Total expenses...................   --------------  ------------  ------------- ----- ------------  -------------------
                                                   461          2,315      14,581          -       24,439              41,796
Net income before minority interests.....        1,426         35,470      50,394      5,000      (30,795)             61,495
Minority interests of limited partnership  --------------  ------------  ------------- ----- ------------  -------------------
     interests in the Partnership........      (1,415)              -           -          -        1,415 (g)               -
Net income...............................  --------------  ------------  ------------- ----- ------------- -------------------
                                              $     11        $35,470     $50,394     $5,000     $(29,380)            $61,495
                                           ==============  ============  ============= ===== ============  ===================
Net income per Class A Share.............        $0.01                                                                 $0.20
                                           ==============                                                  ===================

Weighted average number of Class A
     Shares outstanding..................        7,244                                                                314,342
                                           ==============                                                  ===================

         The accompanying notes and management's assumptions are an integral part of this statement.

                            STARWOOD FINANCIAL TRUST

                 NOTES AND MANAGEMENT'S ASSUMPTIONS TO UNAUDITED
                  PRO FORMA CONSOLIDATING FINANCIAL STATEMENTS


Note 1--Recapitalization Transactions

         As more fully discussed in Note 5 to the annual report on Form 10-K for the year ending December 31, 1997 of Starwood Financial Trust (the "Trust"), formerly known as Angeles Participating Mortgage Trust, pursuant to a series of transactions beginning in March 1994 and including the exercise of certain warrants in January 1997, Starwood Mezzanine Investors, L.P. ("Mezzanine") and certain entities affiliated with the general partners of Mezzanine (collectively, Mezzanine, Starwood Opportunity Fund IV, L.P. ("SOF IV") and other affiliates are referred to as "Starwood"), acquired joint ownership of 70% and 100% of the outstanding Class A Shares and Class B Shares of the Trust through which they control approximately 80% of the voting interests in the Trust. As of December 31, 1997 Mezzanine also owned the remaining 91.95% of the APMT Limited Partnership ("the Partnership") not held by the Trust, which was convertible into either cash, an additional 4,568,944 Class A Shares of the Trust, or a combination of the two, as determined by the Trust. Interests in the Partnership are referred to as "Units".

         Immediately prior to the Transactions, each outstanding Unit held by Mezzanine was exchanged for one Class A Share of the Trust and, concurrently, the Partnership was liquidated through a distribution of its net assets to the Trust, its then sole Partner. Upon exchange of the Units for Class A Shares but prior to the consummation of the Transactions described below, Starwood and its affiliates jointly owned approximately 80.97% and 100% of the outstanding Class A Shares and Class B Shares, respectively, of the Trust through which they controlled 87.3% of the voting interests the Trust.

         On March 18, 1998, The Trust, Mezzanine and SOF IV (an affiliate of the general partners of Starwood Mezzanine) consummated the Transactions contemplated by a contribution agreement ("Contribution Agreement") among Mezzanine, SOF IV and the Trust to substantially recapitalize and increase the size of the Trust's operations. Pursuant to the Contribution Agreement, Mezzanine contributed various real estate investments to the Trust in exchange for 55,148,000 Class A Shares and $25.5 million in cash, as adjusted. SOF IV contributed various real estate loans and investments, $17.9 million in cash and certain letters of intent in exchange for the issuance of 247,074,800 Class A Shares of the Trust and a cash payment of $324.3 million, as adjusted. Concurrently, the holders of the Class B Shares who are affiliates of the general partners of Starwood Mezzanine and SOF IV acquired 153,395,872 additional Class B Shares sufficient to maintain existing voting preferences pursuant to the Trust's Amended and Restated Declaration of Trust (the "Declaration of Trust"). Immediately after these Transactions, Starwood and its affiliates owned approximately 99.3% of the outstanding Class A Shares and 100% of the Class B Shares. (Collectively, the transactions described in this note are the "Transactions").

                            STARWOOD FINANCIAL TRUST

                 NOTES AND MANAGEMENT'S ASSUMPTIONS TO UNAUDITED
                  PRO FORMA CONSOLIDATING FINANCIAL STATEMENTS


         On March 18, 1998, the Trust entered into bank credit agreements under which the Trust may currently borrow up to $625.0 million, with an additional $175.0 million available under certain conditions to fund loan originations (including the cash portion of the Transactions described above) and provide working capital to fund new loan originations and for other general corporate purposes. The credit agreement is comprised of a (i) $500.0 million revolving credit facility which bears interest only payable monthly at LIBOR plus 1.5% and with outstanding principal due at maturity on March 13, 2001 and (ii) a $125.0 million Term Loan secured by the properties under long term operating lease which bears interest only payable monthly at LIBOR plus 1.5% and which matures on March 15, 1999. Availability of amounts to borrow under the revolving credit facility is subject to having sufficient assets includable as security under the line under a percentage borrowing base calculation. An aggregate of $8.0 million in loan fees relating to these arrangements were paid at closing of the Transactions. These fees will be amortized over the related loan terms.

         In anticipation of consummating the Transactions, effective on March 16, 1998, the Trust entered into LIBOR interest rate caps at 9% in the notional amounts of $125.0 million and $300.0 million expiring on March 16, 1999 and 2001, respectively, for an aggregate cost of $158,750.

Note 2--Basis of Presentation

         The accompanying unaudited pro forma consolidating balance sheet is presented as if the Transactions were completed on December 31, 1997. The RLH Portfolio is included in SOF IV's consolidated balance sheet as of December 31, 1997.

         The accompanying unaudited pro forma consolidating statements of operations are presented as if the Transactions and the acquisition of the RLH portfolio from the predecessor owners, were completed on January 1, 1997 for the year ended December 31, 1997.

         The pro forma financial statements should be read in conjunction with the related historical financial statements and notes thereto of which these financial statements are a part. In management's opinion, all adjustments necessary to reflect the effects of the Transactions have been made.

         The unaudited pro forma consolidating financial statements are not necessarily indicative of the actual financial position of the Trust at December 31, 1997 or what the actual results of operations of the Trust would have been assuming that the Transactions had been completed as of January 1, 1997, nor are they indicative of the results of operations for future periods.

                            STARWOOD FINANCIAL TRUST

                 NOTES AND MANAGEMENT'S ASSUMPTIONS TO UNAUDITED
                  PRO FORMA CONSOLIDATING FINANCIAL STATEMENTS


Note 3--Other Transactions with Affiliates:

         Advisory Agreement

         On March 18, 1998, the Trust and Starwood Financial Advisors, L.L.C. (the "Advisor") entered into an Advisory Agreement (the "Advisory Agreement") pursuant to which the Advisor manages the investment affairs of the Trust, subject to the Trust's purpose and investment policy, certain investment restrictions and the directives of the Board of Trustees. The services provided by the Advisor include the following: identifying investment opportunities for the Trust; advising the Trust with respect to and effecting acquisitions and dispositions of the Trust's investments; monitoring, managing and servicing the Trust's loan portfolio; and arranging debt financing for the Trust. The Advisor will not act in a manner that is inconsistent with the express direction of the Board of Trustees and reports to the Board of Trustees and/or the officers of the Trust with respect to its activities. The Advisor is not responsible for the administration of the Trust.

         Commencing on the 90th day after the consummation of the Transactions, the Trust will pay to the Advisor a quarterly base management fee of 0.3125% (1.25% per annum) of the "Book Equity Value" of the Trust (as defined in the Advisory Agreement) determined as of the last day of each quarter, but estimated and paid in advance subject to recomputation. Fees to be paid in 1998 will be recognized ratably during the period from March 18, 1998 to December 31, 1998. As a result of the delayed commencement of the advisory fee, the operating results of the Trust for fiscal 1998 will be higher than they would have been if the advisory fee had not been deferred and therefore may not be reflective of future operating results of the Trust.

         In addition, commencing on the 90th day after the consummation of the Transactions, the Trust will pay the Advisor a quarterly incentive fee of five percent (5%) of the Trust's "Adjusted Net Income" (as defined in the Advisory Agreement) during each quarter that the Adjusted Net Income for such quarter restated and annualized as an annualized rate of return on the Trust's Book Equity Value for such quarter equals or exceeds the "Benchmark BB Rate" (as defined in the Advisory Agreement). The Advisor will be also be reimbursed for certain expenses it incurs on behalf of the Trust.

         The Advisory Agreement has an initial term of three years subject to automatic renewal for one year periods unless the Trust has been liquidated or a Termination Event (as defined in the Advisory Agreement and which generally includes violations of the Advisory Agreement by the Advisor, a bankruptcy event of the Advisor or the imposition of a material liability on the Trust as a result of the Advisor's bad faith, willful misconduct, gross negligence or reckless disregard of duties) has occurred and is continuing. In addition, the Advisor may terminate the Advisory

                            STARWOOD FINANCIAL TRUST

                 NOTES AND MANAGEMENT'S ASSUMPTIONS TO UNAUDITED
                  PRO FORMA CONSOLIDATING FINANCIAL STATEMENTS


Agreement on 60 days' notice to the Trust and the Trust may terminate the Advisory Agreement upon 60 days' written notice if a Termination Event has occurred or if the decision to terminate is based on affirmative vote of the holders of two-thirds or more of the voting shares of the Trust at the time outstanding.

         The Trust's investment affairs will be managed by the Advisor, subject to the supervision of the Board of Trustees. Thus, the Trust will depend on the services of the Advisor and its officers and employees for the success of the Trust. The Trust's success depends in part on the continuing ability of the Advisor to hire and retain knowledgeable personnel. Finally, the Trust is subject to the risk that the Advisor will terminate the Advisory Agreement and that no suitable replacement can be found to manage the investment affairs of the Trust. The Starwood Trustees and Officers directly or indirectly own a substantial economic and voting interest in the Advisor.

         1996 Share Incentive Plan

         The Trust amended and restated its stock option plan to provide a means of incentive compensation for officers, key employees, Trustees, consultants and advisors. Stock options, restricted stock awards and other performance awards may be granted under the Starwood Financial Trust 1996 Share Incentive Plan (the "Plan"). Under the amended Plan, up to a maximum of 9.0% of the outstanding Class A Shares on a fully-diluted basis, as adjusted for subsequent issuances of Class A Shares, are reserved for issuance under the Plan. All grants of shares under the Plan, other than automatic grants to non-employee Trustees, will be at the sole discretion of the Board of Trustees or a specifically designated sub-committee of such Trustees. Approximately 14,963,057 options to purchase Class A Shares at $2.50 per share that are immediately exercisable were granted to the Advisor under the Plan upon consummation of the Recapitalization Transactions and future grants may be made to the Advisor or employees of the Trust in the future.

         An independent financial advisory firm estimated the value of these options at date of grant to be approximately $0.40 per share using a Black-Scholes valuation model. In the absence of comparable historical market information for the Trust, the advisory firm utilized assumptions consistent with activity of a comparable peer group of companies including an estimated option life of five years, a 27.5% volatility rate and an estimated dividend rate of 8.5%. Options issued to employees will be accounted for using the intrinsic method and, accordingly, no earnings charge will be reflected for options issued to direct employees since the exercise price approximates the concurrent exchange transaction price at date of grant. Options issued to the Advisor will be accounted for under the option value method and, accordingly, result in a charge to earnings upon consummation of the Recapitalization Transaction equal to the number of options allocated to the Advisor multiplied by the estimated value at consummation. The charge of approximately $6.0

                            STARWOOD FINANCIAL TRUST

                 NOTES AND MANAGEMENT'S ASSUMPTIONS TO UNAUDITED
                  PRO FORMA CONSOLIDATING FINANCIAL STATEMENTS


million will be reflected in the Trust's first quarter 1998 financial results, however, such charge has been excluded from the pro forma financial information presented in this note, as it represents a non-recurring charge. Future charges may be taken to the extent of additional option grants, which are at the discretion of the Board of Trustees.

Note 4--Adjustments to Pro Forma Consolidating Balance Sheet:

         (A) In accordance with the terms of the Contribution Agreement, at closing, cash adjustments were made to reflect cash activity from the January 1, 1998 valuation through closing.
The pro forma adjustment represents the following (in thousands):


Cash due from Mezzanine for cash activity...................... $    (2,998)
Cash due from SOF IV for cash activity.........................      (7,315)
Cash due to SOF IV for additional fundings and loans...........      11,418
Basis adjustment on Mezzanine assets...........................         832
Basis adjustments on SOF IV assets.............................-----------------

         Assets acquired from Starwood Mezzanine have been reflected using step acquisition accounting at predecessor basis adjusted to fair value to the extent of post-transaction third-party ownership. Assets acquired from SOF IV have been reflected at their fair market value.


(B) Represents the following (in thousands):
Cash payment to Mezzanine....................................... $  (28,500)
Cash due from Mezzanine for cash activity.......................      2,998
Elimination of Mezzanine cash not acquired......................     (3,376)
Cash contribution from SOF IV...................................     17,947
Cash due from SOF IV for cash activity..........................      7,315
Cash due from SOF IV for additional fundings and loans..........    (11,418)
Payment to SOF IV for certain senior mortgages and
related accrued interest........................................   (320,175)
Borrowings under credit facilities..............................    350,000
Loan fees and related legal expenses paid at closing............     (8,687)
Legal and accounting costs of recapitalization transaction......     (2,111)
Proceeds from issuance of Class B Shares........................      1,533
                                                                 ---------------
                                                                 $    5,526

                            STARWOOD FINANCIAL TRUST

                 NOTES AND MANAGEMENT'S ASSUMPTIONS TO UNAUDITED
                  PRO FORMA CONSOLIDATING FINANCIAL STATEMENTS


         (C) Represents the elimination of certain assets of Mezzanine and SOF IV that were not acquired by the Trust.

         (D) Loan fees and related legal expenses paid in connection with the credit facilities.

         (E) Represents the amounts borrowed at closing under bank credit agreements to consummate the Transactions.

         (F) Represents the conversion of the Units in exchange for Class A Shares.

         (G) Represents the elimination of divisional equity of Mezzanine and SOF IV in connection with the Transactions.

         (H) Represents the par value of the Class A Shares to be issued to Mezzanine and SOF IV in connection with the Transactions and upon conversion of the Units as follows:


                                                                  Par Value
                                                                -------------
                                                               (In thousands)
Contribution transactions:
  Starwood Mezzanine.........................................   $  55,148
  SOF IV.....................................................     247,075
                                                                ---------
                                                                  302,223
Conversion of Units by Mezzanine.............................       4,569
                                                                ---------
                                                                $ 306,792

         (I) Proceeds from issuance of additional Class B Shares.

         (J) Represents the additional paid-in-capital as a result of the Transactions.


Note 5--Adjustments to Pro Forma Consolidating Statement of Operations:

         (a) Represents the adjustment to recognize revenue on the contributed real estate related loan investments as necessary to reflect the amortization of the increased basis described in Note 4 (A). Such premium was computed on a loan-by-loan basis and is to be amortized using the effective interest method over the remaining contractual term to maturity adjusted for anticipated prepayments, where appropriate.

         (b) Represents an adjustment to reflect the estimated interest expense which would have been incurred under the Trust's new bank credit agreements, including amortization of loan fees and legal costs, under the post transaction capital structure based on the weighted average assets outstanding assuming approximately a 35% leverage ratio and actual LIBOR rates for the related periods.

                            STARWOOD FINANCIAL TRUST

                 NOTES AND MANAGEMENT'S ASSUMPTIONS TO UNAUDITED
                  PRO FORMA CONSOLIDATING FINANCIAL STATEMENTS


         (c) Represents additional depreciation on the RLH Portfolio, real estate held under a long term operating lease as follows (in thousands):



                                                                   For the year
                                                                      Ended
                                                                   December 31,
                                                                      1997
                                                                   -------------

Depreciation for period May 2, 1997 acquisition by SOF IV........... $ 2,185
Increased depreciation resulting from the Trust's acquisition
  at a higher basis.................................................     821
                                                                     ----------
                                                                     $ 3,006

         (d) Represents estimated additional general and administrative expenses (i.e. salaries, office rent, legal, insurance costs etc.) to be incurred by the Trust in connection with the increase in overall operations as a result of consummation of the Transactions.

         (e) Represents the elimination of management fees previously charged to Mezzanine and SOF IV.

         (f) Represents the pro forma base and incentive advisor fees which would have been earned under the terms of the Advisory Agreement for the related periods based on the post transaction capital structure, at an assumed 35% leverage rate on actual investments made. The incentive fee was calculated using pro forma returns, published "BB" spread rates and historical 10 year treasury rates.

         (g) Represents the adjustment to eliminate the minority interests allocated to the Units in the Partnership currently held by Mezzanine which were converted to Class A Shares.

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Partners of
Starwood Mezzanine Investors, L.P.

         We have audited the accompanying balance sheets of the Starwood Mezzanine Loan Investment Operations (the "Division"), a division of Starwood Mezzanine Investors, L.P. (the "Partnership") at December 31, 1997 and 1996 and the related statements of operations and of cash flows of the Division for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         The accompanying financial statements were prepared to comply with the rules and regulations of the Securities and Exchange Commission and on the basis of presentation as described in Note 1, to present the balance sheets of the Division contributed to Starwood Financial Trust (the "Trust"), formerly known as Angeles Participating Mortgage Trust, and the related statements of operations and cash flows of the Division and are not intended to be a complete presentation of the Partnership's financial position, results of operations or cash flows.

         In our opinion, the financial statements present fairly, in all material respects, the balance sheets of the Division at December 31, 1997 and 1996 and the related statements of operations and of cash flows of the Division for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

Price Waterhouse LLP
New York, New York
March 20, 1998

                  STARWOOD MEZZANINE LOAN INVESTMENT OPERATIONS
               (A DIVISION OF STARWOOD MEZZANINE INVESTORS, L.P.)

                            DIVISIONAL BALANCE SHEETS
                                 (Notes 1 and 2)
                                 (In thousands)



                                                                         As of December 31,
                                                               --------------------------------
                                                                       1997            1996

Assets:
Real estate and related investments (Note 4).................  $      143,885     $    180,485
Cash and cash equivalents....................................           3,376            4,540
Accrued interest receivable..................................           1,695            2,238
Other assets and deferred expenses...........................  --------------------------------
                                                                          169              356
         Total assets........................................  --------------------------------
                                                               $      149,125     $    187,619
Liabilities and divisional equity:
Accrued expenses and accounts payable........................  $          250     $         45
Divisional equity............................................  --------------------------------
                                                                      148,875          187,574
         Total liabilities and divisional equity.............  --------------------------------
                                                               $      149,125     $    187,619





         The accompanying notes are an integral part of these financial statements.

                  STARWOOD MEZZANINE LOAN INVESTMENT OPERATIONS
               (A DIVISION OF STARWOOD MEZZANINE INVESTORS, L.P.)

                       STATEMENTS OF DIVISIONAL OPERATIONS
                                 (Notes 1 and 2)
                                 (In thousands)


                                                                                  For the Year Ended December 31,
                                                                     ---------------------------------------------------
                                                                               1997             1996             1995
                                                                     ---------------------------------------------------

Revenues:
Interest income from investments....................................      $    20,893      $    33,100      $    15,169
Prepayment and participation income.................................           16,182              705               --
Other income........................................................ ---------------------------------------------------
                                                                                  710              394              232
         Total revenues............................................. ---------------------------------------------------
                                                                               37,785           34,244           15,401
Expenses:
Management fee (Note 3).............................................            1,808            2,157            2,201
Other expenses...................................................... ---------------------------------------------------
                                                                                  507              220              223
         Total expenses............................................. ---------------------------------------------------
                                                                                2,315            2,377            2,424
         Net income (loss).......................................... ---------------------------------------------------
                                                                          $    35,470      $    31,867      $    12,977



         The accompanying notes are an integral part of these financial statements.

                  STARWOOD MEZZANINE LOAN INVESTMENT OPERATIONS
               (A DIVISION OF STARWOOD MEZZANINE INVESTORS, L.P.)

                   STATEMENTS OF CHANGES IN DIVISIONAL EQUITY
                                 (Notes 1 and 2)
                                 (In thousands)


Capital balances at January 1, 1995......................                26,855
Cash contributions ......................................               183,441
Cash distributions ......................................                (6,779)
Net income for the year.................................. ----------------------
                                                                         12,977
Capital balances at December 31, 1995....................               216,494
Cash contributions.......................................                17,825
Cash distributions.......................................               (74,852)
Non-cash distributions..................................                 (3,760)
Net income for the year.................................. ----------------------
                                                                         31,867
Capital balances at December 31, 1996....................               187,574
Cash contributions.......................................                 4,953
Cash distributions.......................................               (79,122)
Net income for the year.................................. ----------------------
                                                                         35,470
Capital balances at December 31, 1997.................... ----------------------
                                                                       $148,875



         The accompanying notes are an integral part of these financial statements.

                  STARWOOD MEZZANINE LOAN INVESTMENT OPERATIONS
               (A DIVISION OF STARWOOD MEZZANINE INVESTORS, L.P.)

                       STATEMENTS OF DIVISIONAL CASH FLOWS
                                 (Notes 1 and 2)
                                 (In thousands)


                                                                                   For the Year Ended December 31,
                                                                                 1997           1996              1995
                                                                    -----------------------------------------------------


Cash flows from operating activities:
     Net income (loss)............................................              $35,470        $31,867          $12,977
     Reconciliation of net income (loss) to net cash
         provided (used) by operating activities..................
     Amortization of organized costs..............................                   80             80               80
     Amortization of discounts on real estate loans...............                 (278)          (191)              (4)
     Changes in assets and liabilities:
         (Increase) decrease in interest receivable...............                  543          1,472           (3,620)
         (Increase) decrease in other assets......................                  107            (75)             168
         Increase (decrease) in accounts payable and                -----------------------------------------------------
         accrued expenses.........................................                  205            (52)              20
               Net cash provided (used) by operating                -----------------------------------------------------
               activities.........................................               36,127         33,101            9,621
Cash flows from investing activities:
     Principal repayments from unsecured notes and
     mortgage notes...............................................               76,878         62,105              173
     Investments in unsecured notes and mortgage                    -----------------------------------------------------
     notes........................................................              (40,000)       (37,695)        (183,611)
         Net cash provided (used) by investing                      -----------------------------------------------------
         activities...............................................               36,878         24,410         (183,438)
Cash flows from financing activities:
     Contributions to divisional equity...........................                4,953         17,825          183,441
     Distributions from divisional equity.........................  -----------------------------------------------------
                                                                                (79,122)       (74,852)          (6,779)
         Net cash provided (used) by financing                      -----------------------------------------------------
         activities...............................................              (74,169)       (57,027)         176,662
Net increase (decrease) in cash and cash equivalents..............               (1,164)           484            2,845
Cash and cash equivalents, beginning of period....................  -----------------------------------------------------
                                                                                  4,540          4,056            1,211
Cash and cash equivalents, end of period..........................  -----------------------------------------------------
                                                                                 $3,376         $4,540           $4,056


         The accompanying notes are an integral part of these financial statements.

                  STARWOOD MEZZANINE LOAN INVESTMENT OPERATIONS
               (A DIVISION OF STARWOOD MEZZANINE INVESTORS, L.P.)

                    NOTES TO DIVISIONAL FINANCIAL STATEMENTS

Note 1.  Organization and Summary of Significant Accounting Policies

         The accompanying financial statements were prepared to reflect certain assets and operations which were contributed on March 18, 1998 to Starwood Financial Trust (the "Trust"), formerly Angeles Participating Mortgage Trust, a real estate investment trust which is publicly traded on the American Stock Exchange, in exchange for Class A Shares of the Trust as more fully described in
Note 2.

         Starwood Mezzanine Investors, L.P. (the "Partnership" or "Mezzanine"), a Delaware limited partnership, was formed on February 15, 1994. Starwood Capital Group, L.P. as managing general partner, and Starwood Mezzanine Holdings, L.P. as the general partner, in the Partnership (collectively, the "General Partners"), and certain entities or persons, as limited partners in the Partnership, entered into a Limited Partnership Agreement (the "Partnership Agreement") dated August 29, 1994. The Partnership Agreement was amended as of November 1, 1994 (date of inception) to admit additional limited partners to Mezzanine resulting in an effective termination of the old partnership. Investing activity including loan investments commenced upon this date. Under the amended Partnership Agreement, the General Partners and limited partners (collectively, the "Partners") have aggregate 1% and 99% interests in the Partnership, respectively. The term of the Partnership is seven years after the admission of additional limited partners on November 1, 1994 but may be extended upon majority approval of the limited partners.

         As stated in the Partnership's offering memorandum, the purpose of Mezzanine is to seek current returns and capital appreciation through investment in high yielding, senior and subordinated real estate related debt interests including unrated credit support for the first loss tranches of commercial mortgage-backed securities, junior or subordinated mortgage loans, and other high-yielding securities collateralized by various types of real estate properties.

         The Partnership, at the sole discretion of the General Partners, was originally permitted to reinvest the proceeds of any disposition or prepayment from its real estate investments and real estate related investments through November 1, 1996. After this period, proceeds from any dispositions or prepayments from real estate and related investments were to be distributed, net of any required reserves. Notwithstanding the foregoing, the Partnership was permitted to make reinvestments subsequent to November 1, 1996 with the approval of the limited partners.

         Basis of accounting

         The accompanying financial statements include Mezzanine's loan investment operations (the "Division"), as included in the financial records of the Partnership, as if it were a separate legal entity. All of the allocations and estimates in the financial statements are based on assumptions that the Partnership's management believes are reasonable under the circumstances. However, these allocations and estimates are not necessarily indicative of the costs that would have resulted if the Division had been operated as a separate entity.

         For purposes of these financial statements, the investments in the Trust's stock/warrants and in the APMT (see Note 2) have been excluded since they will not be contributed by Mezzanine in the proposed transaction.

         Revenue recognition

         Interest income, including amortization of discounts, commitment fees, and amortization fees, is recognized using the effective interest method. Income under participation features is recognized when earned and payable. Income from prepayment penalties is recognized when received.

         Cash and cash equivalents

         For purposes of reporting cash flows, cash and cash equivalents include cash in banks and short-term investments. Short-term investments are comprised of highly liquid instruments with original maturities of three months or less.

         Income taxes

         No provision for income taxes has been made in the financial statements because the Division and the Partnership are not subject to income tax. The tax effects of its activities accrue to the partners of the Partnership.

         Risks and uncertainties

         In the normal course of business, the Division encounters economic risk. There are three main components of economic risk: interest rate risk, credit risk and market risk. The Division would be subject to interest rate risk to the degree that its interest-bearing liabilities mature or reprice at different speeds, or different bases, than its interest earning assets. However, the Division has not historically entered into interest bearing relationships to finance its investment activity or operations. Credit risk is the risk of default on the Division's loan portfolio that results from a borrowers' inability or unwillingness to make contractually required payments. Market risk reflects changes in the value of loans held for sale, securities available for sale and purchased mortgage servicing rights due to changes in interest rates or other market factors including the rate of prepayments of principal and the value of the collateral underlying loans and the valuation of real estate held by the Division.

         Allowance for estimated loan losses on loan portfolio

         The Division's accounting policies require that an allowance for estimated loan losses be maintained at a level that management, based upon an evaluation of known and inherent risks in the portfolio, considers adequate to provide for potential losses. Specific valuation allowances are established for impaired loans in the amount by which the carrying value, before allowance for estimated losses, exceeds the fair value of collateral less costs to dispose on an individual loan basis. Management considers a loan to be impaired when, based upon current information and events, it believes that it is probable that management will be unable to collect all amounts due according to the contractual terms of the loan agreement on a timely basis. Management measures these impaired loans at the fair value of the loans' underlying collateral less estimated disposal costs. Impaired loans may be left on accrual status during the period Starwood Mezzanine is pursuing repayment of the loan. These loans are placed on non-accrual status at such time that the loans either: (i) become 90 days delinquent or (ii) management determines the borrower is incapable of, or has ceased efforts toward, curing the cause of the impairment. Impairment losses are recognized through an increase in the allowance for loan losses and a corresponding charge to the provision for loan losses. Charge-offs occur when loans, or a portion thereof, are considered uncollectible and of such little value that further pursuit of collection is not warranted. Management's periodic evaluation of the allowance for estimated loan losses is based upon an analysis of the portfolio, historical loss experience, economic conditions and trends, collateral values and other relevant factors. As of December 31, 1997 and 1996, no allowances were considered necessary, however, such allowances may be required in the future. Further, no charge-offs have been taken since inception.

         Use of estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management of Mezzanine to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.


Note 2.  Transactions with the Trust and APMT

         On March 15, 1994, the Trust entered into an agreement with SAHI Partners, and SAHI, Inc. (affiliates of the general partners of Starwood Mezzanine) for the sale of warrants (the "Warrants") for the right to purchase five million shares of the Trust's Class A Shares at a price of $1 per share and 2,500,000 shares of the Class B Shares at a price of $0.01 per share. The Class B Shares are convertible 49 for 1 into Class A Shares. SAHI Partners and SAHI, Inc. purchased the Warrants for $101,000, which amount was applied against the purchase price for the Class A and Class B Shares purchased upon the subsequent exercise of the Warrants. On March 28, 1996, the Class A Warrants were assigned to the Partnership at an amount equal to the cost to the affiliates.

         On September 26, 1996, the Trust became sole general partner (with an 8.05% interest) of the APMT Limited Partnership ("APMT"), a newly formed entity, in exchange for a contribution of $400,000 in cash. Concurrently, Mezzanine received a 91.95% limited partner interest in APMT in exchange for its entire interest in the Warwick Hotel mortgage note then valued at approximately $4.6 million. The Partnership's interest in APMT was evidenced by 4,568,944 partnership units ("Units"), which were exchangeable for either Class A Shares of the Trust, cash or a combination of each as determined by the Trust.

         On January 22, 1997, Starwood Mezzanine exercised the Warrants and acquired five million Class A Shares for an additional $4.9 million in cash.

         Immediately prior to the Transactions described below, each outstanding Unit held by Starwood Mezzanine was exchanged for one Class A Share of the Trust and, concurrently, APMT was liquidated through a distribution of its net assets to the Trust, its then sole partner. Upon exchange of the Units for Class A Shares, but prior to the consummation of the Transactions described below Starwood and its affiliates jointly owned approximately 80.97% and 100% of the outstanding Class A Shares and Class B Shares, respectively, of the Trust through which they controlled 87.3% of the voting interests the Trust.

         On March 18, 1998, the Trust (i) paid $25.5 million of cash, as adjusted, and issued 55,148,000 Class A Shares at a price of $2.50 per share to Mezzanine in exchange for the contribution by Mezzanine to the Trust of its entire interest in a portfolio of mortgage and partnership loans secured by residential, hotel, office and mixed use real estate and other assets and (ii) paid $324.3 million in cash, as adjusted, and issued 247,074,800 Class A Shares at a price of $2.50 per share to Starwood Opportunity Fund IV, L.P. ("SOF IV") in exchange for the contribution by SOF IV to the Trust of a portfolio of mortgage loans and leases secured by residential, hotel, office and mixed use real estate and other assets, a portfolio of first mortgage loans, cash of $17.9 million, and rights under certain letters of intent (collectively, the "Transactions").

         For purposes of these financial statements, the investments in the warrants, Class A Shares of the Trust and Units of APMT have been excluded since they will not be contributed by Mezzanine in the proposed transactions.


Note 3.  Related Party Transactions

         Mezzanine pays to the General Partners an annual asset management fee calculated as follows: (i) 1% of the total amount of capital commitments for the first and second years of the Partnership's term, beginning at the date of inception, (ii) 1% of the weighted average amount of capital contributions invested in real estate interests for the third year and (iii) .75% of the weighted average amount of capital contributions invested in real estate interests for the fourth year through the dissolution or termination of Starwood Mezzanine. Such fees are to be limited to actual direct costs and allocated overhead, as determined by the General Partners, in connection with managing Starwood Mezzanine's affairs. These fees are payable quarterly in advance.

Note 4.  Investments in Real Estate and Related Investments

         Summary information regarding the Division's investments is included in the table on the following page:




                                                           Current         Original
                                                          Number of       Balance of
                                         Underlying        Borrowers       Commitment    Carrying Balance as of
 Investment Class                      Property Types    in Class(a)       Amount(a)          December 31
 ----------------                      ---------------   -----------    -------------    ----------------------
                                                                                          1997      1996


Senior mortgages                      Hotel/Apartment           --             --         ----      ----

Subordinate                           Hotel/Office/Resort        2         79,750    $ 75,709   $151,076
mortgages                             Planned communities

Unsecured Notes                       Apartment/Hotel/           2         27,300      25,344     25,161
                                      Office

Construction loans                    Assisted Living            1         40,000      40,000       --

Loan participation                    Office                     1          5,954       2,832      4,248
 interests
                                                                                    $ 143,885  $ 180,485
                                                                                    =========  =========


=======================[SPLIT TABLE=============================================





                                                            Interest     Interest
                             Underlying                     Accrual      Payment       Principal      Participation
 Investment Class          Property Types    Maturities(a)  Rates(a)     Rates(a)    Amortization(a)    Features(a)
 ----------------          ---------------   -------------  ---------    --------    ---------------  -------------



Senior mortgages          Hotel/Apartment         N/A          N/A         N/A             N/A            N/A

Subordinate               Hotel/Office/Resort 2002 & 2005   10.00% to   10.00% to          Yes(b)         None(c)
mortgages                 Planned communities               15.25%      15.25%

Unsecured Notes           Apartment/Hotel/    2002 & 2004   11.25% to   11.25% to          None           Yes(e)
                          Office                            15.00%      15.00%

Construction loans        Assisted Living            1999   12.00%      12.00%             None           None

Loan participation        Office                  various   LIBOR +     LIBOR +            Yes(b)         None
 interests                                                  1.50-175%   1.50-175%




Footnotes to table

(a)  Information relates only to assets outstanding as of December 31, 1997
(b) The remaining loans require fixed monthly payments of interest and principal resulting in partial principal amortization over the loan term with the balance due at maturity. Further, one of the loans allows for additional annual prepayments of $1.3 million without penalty at the borrowers option.
(c) On June 26, 1997, one of the loans was refinanced. As part of this refinancing, Mezzanine received net proceeds which included a $16.1 million yield maintenance payment which has been reflected in prepayment income in the results of operations for the year ended December 31, 1997.
(d)  Contributed to APMT in exchange for Units effective September 26, 1996--See
     Note 2.
(e) Under the terms of one of the loans, the Division is to receive additional interest equal to 12% of the cash flow from operation of the underlying property and the proceeds, in excess of the base amount, from a sale or refinancing of the property.

Prepayment terms

          The terms of the loan investments generally provide some protection against re-investment risks associated with early repayments of the loans for a substantial portion of the loan's term. This protection is achieved through various specific loan terms including one or more of the following: prepayment lock-outs, prepayment penalties or yield maintenance provisions based on the loans accrual rates.

 NOTE 5.   Disclosures About Fair Value of Financial Instruments

          The following estimated fair values of the Divisional financial instruments are presented in accordance with generally accepted accounting principles which define fair value as the amount at which a financial instrument could be exchanged for cash in a current transaction with third parties, other than in a forced or liquidation sale. These estimated fair values, however, do not necessarily represent the liquidation value or the market value of the Division as an operating entity.

          The following methods and assumptions were used to estimate the fair value of each class of financial instruments:

          Real Estate and related investments

          For investments in unsecured notes, senior mortgages, subordinated mortgages, construction loans, and loan participations, fair value was estimated by an independent Investment Bank discounting the future contractual and expected cash flows using the current market rates at which similar loans would be made to borrowers with similar credit ratings for the same remaining maturities and analysis regarding the values of the underlying collateral. Estimated Fair Values of the Division's real estate and related investments were $166.3 million and $200.5 million at December 31, 1997 and 1996, respectively.

          Cash and cash equivalents
          Accrued interest receivable
          Accrued expenses and other liabilities

          For these short-term instruments, the carrying value is a reasonable approximation of the fair value.

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Partners of
 Starwood Opportunity Fund IV, L.P.

          We have audited the accompanying balance sheet of the SOF IV Loan Investment Operations (the "Division"), a division of Starwood Opportunity Fund IV, L.P. (the "Partnership") at December 31, 1997 and 1996 and the related statement of operations and of cash flows of the Division for the year ended December 31, 1997 and for the period from July 3, 1996 ("Inception") through December 31, 1996. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

          We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

          The accompanying financial statements were prepared to comply with the rules and regulations of the Securities and Exchange Commission and on the basis of presentation as described in Note 1, to present the balance sheet of the Division contributed to Starwood Financial Trust (the "Trust"), formerly Angeles Participating Mortgage Trust, and the related statement of operations and cash flows of the Division and are not intended to be a complete presentation of the Division's financial position, results of operations or cash flows.

          In our opinion, the financial statements present fairly, in all material respects, the balance sheet of the Division at December 31, 1997 and 1996 and the related statement of operations and of cash flows of the Division for the year ended December 31, 1997 and for the period from July 3, 1996 ("Inception") through December 31, 1996, in conformity with generally accepted accounting principles.

PRICE WATERHOUSE LLP
New York, New York
March 20, 1998

                        SOF IV LOAN INVESTMENT OPERATIONS
               (A DIVISION OF STARWOOD OPPORTUNITY FUND IV, L.P.)
                            DIVISIONAL BALANCE SHEETS
                                 (NOTES 1 AND 2)
                                 (in thousands)



                                                                       As of December 31,
                                                            ----------------------------------------
                                                                            1997                1996


Assets:
Real estate and related investments (Note 4)...............          $   829,906            $   8420
Cash and cash equivalents..................................                                    2,094
Restricted cash............................................                2,119                  --
Accrued interest and rents receivable......................               15,178                  --
Other assets...............................................                  656                 401
                                                                  --------------       -------------
      Total assets.........................................           $  847,859          $   10,915
                                                                      ==========          ==========

Liabilities and divisional equity:
Accounts payable and accrued expenses......................                 $186              $1,606
Due to affiliates..........................................                                      536
Other liabilities..........................................                2,119                  __
                                                                           -----          ----------

     Total liabilities.....................................                2,305               2,142
Divisional equity..........................................              845,554               8,773
                                                                      ----------          ----------
     Total liabilities and divisional equity...............            $ 847,859           $  10,915
                                                                       =========           =========

                       SOFI IV LOAN INVESTMENT OPERATIONS
               (A DIVISION OF STARWOOD OPPORTUNITY FUND IV, L.P.)

                       STATEMENTS OF DIVISIONAL OPERATIONS
                                 (Notes 1 and 2)
                                 (In thousands)



                                                                                                         For the Period
                                                                                                          from July 3,
                                                                                                        1996-(Inception)
                                                                             For the Year Ended             through
                                                                                    December 31,          December 31,
                                                                             -------------------      --------------------
                                                                                           1997                      1996

Revenues:
Interest income from investments.................................                $       46,523             $         311
Prepayment and participation income..............................                         7,970
Rental revenue...................................................                        10,311                        --
Other interest income............................................                           171                        60
                                                                             ------------------       -------------------
      Total revenues.............................................                        64,975                       371
                                                                             ------------------       -------------------
Expenses:
Management fee...................................................                         8,883                     1,546
Depreciation and amortization....................................                         3,869                        __
General and administrative.......................................                           219                        37
Other expenses...................................................                         1,610                       100
                                                                             ------------------       -------------------
          Total expenses.........................................                        14,581                     1,683
                                                                             ------------------       -------------------
Net income (loss)................................................               $        50,394             $      (1,312)
                                                                             ------------------       --------------------


         The accompanying notes are an integral part of these financial statements.

                        SOF IV LOAN INVESTMENT OPERATIONS
               (A DIVISION OF STARWOOD OPPORTUNITY FUND IV, L.P.)

                   STATEMENTS OF CHANGES IN DIVISIONAL EQUITY
                                 (Notes 1 and 2)
                                 (In thousands)




Contributions to divisional equity................................................      $   10,085
Net loss for the period from July 3, 1996 (Inception) through December 31,
1996..............................................................................          (1,312)
                                                                                      -------------
Divisional equity at December 31, 1996............................................           8,773
Contributions to divisional equity................................................         786,387
Net income for the year ended December 31, 1997...................................         50, 394

Divisional equity at December 31, 1997 (unaudited)................................       $ 845,554
                                                                                         =========









         The accompanying notes are an integral part of these financial statements.

                        SOF IV LOAN INVESTMENT OPERATIONS
               (A DIVISION OF STARWOOD OPPORTUNITY FUND IV, L.P.)

                       STATEMENTS OF DIVISIONAL CASH FLOWS
                                 (Notes 1 and 2)
                                 (In thousands)



                                                                                                                 For the
                                                                                                              Period from
                                                                                                             July 3, 1996
                                                                                       For the Year           (Inception)
                                                                                          Ended                through
                                                                                        December 31,          December 31,
                                                                              --------------------------  --------------------------
                                                                                             1997                  1996
                                                                              --------------------------  --------------------------


Cash flows from operating activities:
       Net income (loss)....................................................            $    50,394        $       (1,312)
       Reconciliation of net income (loss) to cash provided
          (used) by operating activities:
             Depreciation and amortization..................................                  3,869                   --
             Changes in assets and liabilities:
                 Loss on sale of Real Estate Investments....................                     13                   --
                 Increase in accrued interest receivable....................                (15,178)                  --
                 Increase in restricted cash................................                 (2,119)                  --
                 Increase in other assets...................................                   (147)                 (401)
                 Increase in real estate investments from
                   deferred interest or amortization........................                (10,221)                  --
                 (Decrease) Increase in accounts payable and
                   accrued expenses.........................................                 (1,420)                1,606
                                                                              --------------------------  --------------------------
                 Increase in other liabilities .............................                  2,119                    --
                   Net cash provided (used) by operating                      --------------------------  --------------------------
                      activities............................................                 27,310                  (107)
Cash flows from investing activities:
       Purchase of real estate investments..................................               (874,786)               (8,420)
       Sale of Real Estate Investments......................................                  1,862                    --
                                                                              --------------------------  --------------------------
       Repayment of mortgage notes receivable...............................                 57,669                    --
                                                                              --------------------------  --------------------------
                   Net cash used by investing activities....................               (815,255)               (8,420)



                                       42


                                                                                                                 For the
                                                                                                              Period from
                                                                                                             July 3, 1996
                                                                                       For the Year           (Inception)
                                                                                          Ended                through
                                                                                        December 31,          December 31,
                                                                              --------------------------  --------------------------
                                                                                             1997                  1996
                                                                              --------------------------  --------------------------

Cash flows from financing activities:
       Contributions to divisional equity...................................                786,387                10,085
       Increase (decrease) in due to affiliates.............................                   (536)                  536
                   Net cash provided by financing activities................                785,851                10,621
Net increase (decrease) in cash and cash equivalents........................                 (2,094)                2,094
Cash and cash equivalents, beginning of period..............................                  2,094                    --
Cash and cash equivalents, end of period....................................  --------------------------  --------------------------
                                                                                    $            --        $        2,094



         The accompanying notes are an integral part of these financial statements.

                        SOF IV LOAN INVESTMENT OPERATIONS
               (A DIVISION OF STARWOOD OPPORTUNITY FUND IV, L.P.)

                    NOTES TO DIVISIONAL FINANCIAL STATEMENTS

Note 1.   Organization and Summary of Significant Accounting Policies

       The accompanying financial statements were prepared to reflect certain assets and operations which were contributed on March 18, 1998 to Starwood Financial Trust (the "Trust"), formerly known as Angeles Participating Mortgage Trust ("APT"), a real estate investment trust which is publicly traded on the American Stock Exchange, in an exchange for Class A Shares of the Trust and cash as more fully described in Note 2.

       Starwood Opportunity Fund IV, L.P. ("SOF IV" or the "Partnership"), a Delaware limited partnership, was formed with SOFI IV Management L.L.C. ("the General Partner") as general partner in the Partnership, and certain entities or persons, as limited partners (collectively, the "Partners"), entered into a Limited Partnership Agreement (the "Partnership Agreement") dated July 3, 1996 (the "Inception"). Under the Partnership Agreement, as amended, the General Partners and limited partners to SOF IV have aggregate 1% and 99% interests in SOF IV, respectively. The term of SOF IV is eight years after February 27, 1997, the "Final Date", but may be extended by the General Partner with the consent of the limited partners advisory committee for up to two consecutive one-year periods.

       As stated in SOF IV's offering memorandum, the objective of SOF IV is to generate returns for its Partners by (i) originating or purchasing mortgage loans, including, without limitation, mortgage loans with equity characteristics, and by locating, analyzing, investing in and managing real estate-related debt interests and pools of such interests, including, without limitation, junior or subordinated mortgage loans, unsecured loans to companies or entities involved in real estate-related activities, unrated credit support or first loss tranches of commercial mortgage-backed securities, and other high-yielding securities collateralized by various types of real estate properties and, in furtherance thereof, where appropriate to participate in or substantially influence the management of the obligors of such debt interests, to hold such assets for investment purposes, and to sell, distribute, convert into equity, or otherwise dispose of such investments, (ii) acquiring, holding, maintaining, operating, leasing, managing, developing, improving, mortgaging, encumbering, and selling for profit equity interests in real estate and in securities and other interests related to real estate, including, without limitation, rental apartment buildings, office properties and zoned residential land, (iii) lending to and/or participating as a partner, owner or investor in other general or limited partnerships, limited liability companies, corporations or other vehicles or entities, the business of which is related to real estate, and (iv) engaging in all other activities related or incidental thereto.

       Basis of accounting

       The accompanying financial statements include SOF IV's loan investment operations (the "Division"), as included in the financial records of SOF IV, as if they were a separate legal entity. All of the allocations and estimates in the financial statements are based on assumptions that the

                        SOF IV LOAN INVESTMENT OPERATIONS
               (A DIVISION OF STARWOOD OPPORTUNITY FUND IV, L.P.)

              NOTES TO DIVISIONAL FINANCIAL STATEMENTS--(Continued)


Partnership's management believes are reasonable under the circumstances. However, these allocations and estimates are not necessarily indicative of the costs that would have resulted if the Division had been operated as a separate entity.

       The Partnership has outstanding debt obligations aggregating $887.6 and $24.7 million at December 31, 1997 and 1996, respectively, which are secured by the partners' capital commitments and certain of the Partnership's investments, including those of the Division. As part of the proposed transaction, a portion of the cash proceeds were utilized to reduce the outstanding obligations and the Division's investments were released as collateral. None of the Partnership's debt obligations were assumed by the Trust. Accordingly, for purposes of these Divisional financial statements, the investments which will not be contributed and loan obligations which were not assumed by the Trust, along with their related effects on the Division's operating results and cash flows, have been excluded.

       Revenue recognition

       Interest income, including amortization of discounts, commitment fees, and amortization fees, is recognized using the effective interest method. Income under participation features is recognized when earned and payable. Income from prepayment penalties is recognized when received.

       Rental revenue from tenants under operating leases is recognized on a straight-line basis regardless of when payments are due.

       Cash and cash equivalents

       For purposes of reporting cash flows, cash and cash equivalents include cash in banks and short-term investments. Short-term investments are comprised of highly liquid instruments with original maturities of three months or less.

       Allowance for estimated loan losses on loan portfolio

       The Division's accounting policies require that an allowance for estimated loan losses be maintained at a level that management, based upon an evaluation of known and inherent risks in the portfolio, considers adequate to provide for potential losses. Specific valuation allowances are established for impaired loans in the amount by which the carrying value, before allowance for estimated losses, exceeds the fair value of collateral less costs to dispose on an individual loan basis. Management considers a loan to be impaired when, based upon current information and events, it believes that it is probable that SOF IV will be unable to collect all amounts due according to the contractual terms of the loan agreement on a timely basis. Management measures these impaired loans

                        SOF IV LOAN INVESTMENT OPERATIONS
               (A DIVISION OF STARWOOD OPPORTUNITY FUND IV, L.P.)

              NOTES TO DIVISIONAL FINANCIAL STATEMENTS--(Continued)


at the fair value of the loans' underlying collateral less estimated disposal costs. Impaired loans may be left on accrual status during the period SOF IV is pursuing repayment of the loan. These loans are placed on non-accrual status at such time that the loans either: (i) become 90 days delinquent; or (ii) management determines the borrower is incapable of, or has ceased efforts toward, curing the cause of the impairment. Impairment losses are recognized through an increase in the allowance for loan losses and a corresponding charge to the provision for loan losses. Charge-offs occur when loans, or a portion thereof, are considered uncollectible and of such little value that further pursuit of collection is not warranted. Management's periodic evaluation of the allowance for estimated loan losses is based upon an analysis of the portfolio, historical loss experience, economic conditions and trends, collateral values and other relevant factors. As of December 31, 1997 and 1996, no allowances were considered necessary, however, such allowances may be required in the future. Further, no charge-offs have been taken since inception.

       Income taxes

       No provision for income taxes has been made in the divisional financial statements because its owner, SOF IV, is a partnership which is not directly subject to income tax. The tax effects of its activities accrue to the Partners of SOF IV.

       Use of estimates

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Note 2.   Transactions with the Trust and APMT

       On March  15,  1994,  the  Trust  entered  into an  agreement  with  SAHI
Partners, and SAHI, Inc. (affiliates of the general partners of Starwood Mezzanine Investors, L.P. ("Mezzanine")) for the sale of warrants (the "Warrants") for the right to purchase five million shares of the Trust's Class A Shares at a price of $1 per share and 2,500,000 shares of the Class B Shares at a price of $0.01 per share. The Class B Shares are convertible 49 for 1 into Class A Shares. SAHI Partners, and SAHI, Inc. purchased the Warrants for $101,000, which amount was applied against the purchase price for the Class A and Class B Shares purchased upon the subsequent exercise of the Warrants. On March 28, 1996, the Class A Warrants were assigned to Mezzanine at an amount equal to the cost to the affiliates.

                        SOF IV LOAN INVESTMENT OPERATIONS
               (A DIVISION OF STARWOOD OPPORTUNITY FUND IV, L.P.)

              NOTES TO DIVISIONAL FINANCIAL STATEMENTS--(Continued)


         On September 26, 1996, the Trust became sole general partner (with an 8.05% interest) of the APMT Limited Partnership ("APMT"), a newly formed entity, in exchange for a contribution of $400,000 in cash. Concurrently, Mezzanine received a 91.95% limited partner interest in APMT in exchange for its entire interest in the Warwick Hotel mortgage note then valued at approximately $4.6 million. The Partnership's interest in APMT was evidenced by 4,568,944 partnership units ("Units"), which were exchangeable for Class A Shares of the Trust, cash or a combination of each as determined by the Trust.

       On January 22, 1997, Starwood Mezzanine exercised the Warrants and acquired five million Class A Shares of the Trust for an additional $4.9 million in cash.

         Immediately prior to the Transactions described below, each outstanding Unit held by Mezzanine was exchanged for one Class A Share of the Trust and, concurrently, APMT was liquidated through a distribution of its net assets to the Trust, its then sole Partner. Upon exchange of the Units for Class A Shares, but prior to the consummation of the Transactions described below, Starwood and its affiliates jointly owned approximately 80.97% and 100% of the outstanding Class A Shares and Class B Shares, respectively, of the Trust through which they controlled 87.3% of the voting interests of the Trust.

       On March 18, 1998, the Trust (i) paid $25.5 million of cash, as adjusted, and issued 55,148,000 Class A Shares at a price of $2.50 per share to Mezzanine in exchange for the contribution by Mezzanine to the Trust of its entire interest in a portfolio of mortgage and partnership loans secured by residential, hotel, office and mixed use real estate and other assets and (ii) paid $324.3 million in cash, as adjusted, and issued 247,074,800 Class A Shares at a price of $2.50 per share to SOF IV in exchange for the contribution by SOF IV to the Trust of a portfolio of mortgage loans and leases secured by residential, hotel, office and mixed use real estate and other assets, a portfolio of first mortgage loans, cash of $17.9 million, and rights under certain letters of intent (collectively, the "Transactions").

       For purposes of these divisional financial statements, the investments which will not be contributed and loan obligations which will not be assumed by the Trust have been excluded.

 Note 3.   Related Party Transactions

       The Partnership pays to the General Partners an annual management fee calculated as follows: (i) 1.25% of the total amount of capital commitments for three years from the Closing Date and thereafter, (ii) 1.25% of the SOF IV loan investment operations' weighted average amount of capital contributions invested in real estate interests for the earlier of (a) the Partnership's dissolution date or (b) the actual

                        SOF IV LOAN INVESTMENT OPERATIONS
               (A DIVISION OF STARWOOD OPPORTUNITY FUND IV, L.P.)

              NOTES TO DIVISIONAL FINANCIAL STATEMENTS--(Continued)


termination of the Partnership. These fees are payable quarterly in advance and adjustments shall be made at the end of each calendar year to reflect the actual management fee payable for the year.

 Note 4.   Investments in Real Estate and Related Investments

Real Estate under long-term operating leases

       RLH Portfolio

       On May 2,  1997,  a 99%  owned  subsidiary  of the  Partnership  ("RLH"), acquired a portfolio of seventeen hotels for a price of approximately $170.7 million. The properties are leased under a triple net lease to and operated by Red Lion Hotels, Inc. ("Red Lion") under a Master Lease Agreement (the "Lease") between RLH, the lessor, and Red Lion, the lessee. The properties are seventeen full service hotels located in seven states and contain a total of 3,989 rooms. On November 8, 1996, Doubletree Corporation ("Doubletree") acquired Red Lion and assumed the Lease with RLH.

        The Lease is a triple net lease under which Doubletree controls all aspects of the properties' operation and pays all costs associated with the operation of the hotels, including real estate taxes, insurance, utilities, services and capital expenditures. The initial term of the lease expires on December 31, 2010, and can be extended for up to five, five-year terms at Doubletree's option. Rent payments under the Lease consist of base rent equal to $15 million annually and additional rent equal to 7.5% of the amount by which the aggregate operating revenue for any given year exceeds the aggregate operating revenue of the twelve months ended September 30, 1996. Payments under the lease are guaranteed by Doubletree.

       The components of the related investments are as follows (In thousands):

                        SOF IV LOAN INVESTMENT OPERATIONS
               (A DIVISION OF STARWOOD OPPORTUNITY FUND IV, L.P.)

              NOTES TO DIVISIONAL FINANCIAL STATEMENTS--(Continued)



                                                                     As of
                                                                  December 31,
                                                                      1997
                                                                  ------------
Land...................................................           $  22,916
Building...............................................             129,044
Land improvements......................................              10,095
Office and other.......................................                 995
Furniture, fixtures & equipment........................               7,628
                                                                    170,678
Less: Accumulated depreciation.........................             (3,465)

                                                                  $ 167,213
                                                                  =========


Summary information regarding the Division's lending investments is included in the table on the following page:

                        SOF IV LOAN INVESTMENT OPERATIONS
               (A DIVISION OF STARWOOD OPPORTUNITY FUND IV, L.P.)

              NOTES TO DIVISIONAL FINANCIAL STATEMENTS--(Continued)


Note 4.  Investments in Real Estate and Related Investments (Continued)

                                                   Current        Original
                                                   Number of      Balance of    Carrying Balance               Interest
                         Underlying                Borrowers      Commitment         as of                     Accrual
Investment Class         Property Type             In Class(a)    Amount          December 31,    Maturities   Rates(a)
----------------         -------------             -----------    ------          ------------    ----------   --------
                                                                               1997         1996
                                                                              -------     -------

Senior mortgages         Office/Hotel/Mixed use        8         459,014      431,546        --   1999-2007    Fixed: 10.30-
                                                                                                               10.82%
                                                                                                               Variable: LIBOR +
                                                                                                               1.25-2.00%
Subordinated
   mortgages             Office/Hotel                  3          77,625       78,632        --   2002-2007    Fixed: 12-15.00%
Opportunistic Loan
   Investments           Office/Hotel/Apartment        2         166,644       63,501        --   1999 & 2007  Fixed: 5.00-7.00%

Construction loans       Resort                        1          52,390       38,635        --   2004         12.50%
Real estate under long   Hotels                        1             N/A(e)   167,213        --   N/A(e)       N/A(e)
     term operating
     leases

Loan participation
  interests              Various                      2           15,422       10,145     8,420   1999         Fixed: 7.13%
                                                                                                               Variable: LIBOR +
                                                                                                               58%


Other                    Public bonds                 3           40,250       40,234        --   2002 & 2007  12.50% - 12.75%
                                                                 -------      -------
                                                                 829,906        8,420
                                                                 =======      =======

==============================[SPLIT TABLE======================================


                                                     Interest
                         Underlying                  Payment                 Principal         Participation
Investment Class         Property Type               Rates(a)                Amortization(a)   Features(a)
----------------         -------------               --------                ---------------   -----------



Senior mortgages         Office/Hotel/Mixed use      Fixed 10.30-            Yes(c)            Yes(d)
                                                     10.82%
                                                     Variable: LIBOR
                                                     + 1.25-2.00%
Subordinated
   mortgages             Office/Hotel                Fixed: 11-12.00%        None              Yes(b)
Opportunistic Loan
   Investments           Office/Hotel/Apartment      Fixed: 5.00-7.00%       Yes(c)            Yes(b)

Construction loans       Resort                      10.00-12.50%            None              None
Real estate under long   Hotels                      N/A(e)                  N/A(e)            N/A(e)
     term operating
     leases

Loan participation
  interests              Various                     Fixed:                  Yes(c)            None
                                                     5.65 - 6.40%
                                                     Variable:
                                                     LIBOR+  58%

Other                    Public bonds                12.50% - 12.75%         None              None





Footnotes to table

(a)  Information relates only to assets outstanding as of December 31, 1997
(b) Under the terms of one of the loans in this class, the Division is to receive additional interest of up to 50% of the cash flow from operation of the underlying property and the proceeds, in excess of the base amount, from a sale or refinancing of the property.
(c) These loans require fixed monthly payments of interest and principal resulting in partial principal amortization over the loan term with the balance due at maturity.
(d) Under the terms of one of the loans, the Division is to receive additional interest equal to 10% of the cash flow from operation of the underlying property and the proceeds, in excess of the base amount, from a sale or refinancing of the property. The cash flow participation is reduced to 5% if certain collateral operating performance targets are met.
(e) See discussion of lease terms of RLH lease contained elsewhere in this note.
(f) On December 31, 1997, SOF IV received partial payments of $38.6 million and $15.3 million on a Senior and a subordinated mortgage, respectively, representing the required portion of the proceeds from the sale of a portion of the underlying collateral by a common borrower. A participation payment on the loan of $8.0 million was also received in connection with this partial sale by the borrower.

                        SOF IV LOAN INVESTMENT OPERATIONS
               (A DIVISION OF STARWOOD OPPORTUNITY FUND IV, L.P.)

              NOTES TO DIVISIONAL FINANCIAL STATEMENTS--(Continued)


         Prepayment terms

         Except for the opportunistic loan investments, the terms of the loan investments generally provide for some protection against re-investment risks associated with early repayment of the loans for a substantial portion of the loan's terms. This protection is achieved through various specific loan terms including one or more of the following: prepayment lock-outs, prepayment penalties or yield maintenance provisions based on the loans accrual rates.

Note 5.   Risk Management and Use of Financial Instruments

         Risk management

         In the normal course of business, SOF IV encounters economic risk. There are three main components of economic risk: interest rate risk, credit risk and market risk. SOF IV is subject to interest rate risk to the degree that its interest-bearing liabilities mature or reprice at different speeds, or different bases, than its interest earning assets. Credit risk is the risk of default on SOF IV's loan portfolio that results from a borrower's inability or unwillingness to make contractually required payments. Market risk reflects changes in the value of loans held for sale, securities available for sale and purchased mortgage servicing rights due to changes in interest rates or other market factors, including the rate of prepayments of principal and the value of the collateral underlying loans and the valuation of real estate held by SOF IV.

         Use of financial instruments

         SOF IV's use of derivative financial instruments is primarily limited to the utilization of interest rate agreements or other instruments to manage interest rate exposures. The principal objective of such arrangements is to minimize the risks and/or costs associated with SOF IV's operating and financial structure as well as to hedge specific anticipated transactions. The counterparties to these contractual arrangements are major financial institutions with which SOF IV and its affiliates also have other financial relationships. The Partnership is potentially exposed to credit loss in the event of nonperformance by these counterparties. However, because of their high credit ratings, the General Partner does not anticipate that any of the counterparties will fail to meet their obligations.

         In 1997, SOF IV utilized interest rate instruments such as interest rate swaps, as well as treasury locks and collars agreements to reduce the impact of changes in interest rates on its floating rate debt obligations or in anticipation of securitization transactions or planned 1998 sales of portions of fixed rate debt investments. None of the Partnership's debt obligations were assumed

                        SOF IV LOAN INVESTMENT OPERATIONS
               (A DIVISION OF STARWOOD OPPORTUNITY FUND IV, L.P.)

              NOTES TO DIVISIONAL FINANCIAL STATEMENTS--(Continued)


by the Trust nor were any of the existing interest rate protection agreements contributed. Accordingly, for purposes of these Divisional financial statements, such instruments, along with their related effects on the Divisional Operating results and cash flows, have been excluded.

Note 6.  Disclosures about Fair Value of Financial Instruments

         The following estimated fair values of the divisional financial instruments are presented in accordance with generally accepted accounting principles which define fair value as the amount at which a financial instrument could be exchanged for cash in a current transaction with third parties, other than in a forced or liquidation sale. These estimated fair values, however, do not necessarily represent the liquidation value or the market value of the Division as an operating entity. The following methods and assumptions were used to estimate the fair value of each class of financial instruments:

         Real estate and related investments

         For investments in unsecured notes, senior mortgages, subordinated mortgages, construction loans, and loan participations, fair value was estimated by an independent Investment Bank discounting the future contractual and expected cash flows using the current market rates at which similar loans would be made to borrowers with similar credit ratings for the same remaining maturities and analysis regarding the values of the underlying collateral. Investments in real estate under long term operating leases are not considered financial instruments. Estimated fair values of the Division's real estate and related investments, except for real estate under long term operating leases, aggregated approximately $709.1 million and $8.3 million at December 31, 1997 and 1996, respectively.

         Cash and cash equivalents
         Accrued interest receivable
         Accrued expenses and other liabilities

         For these short-term instruments, the carrying value is a reasonable approximation of the fair value.

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Trustees and Shareholders of Angeles Participating Mortgage Trust

         We have audited the accompanying Statement of Revenue and Certain Expenses for the properties known as the RLH Portfolio for the year ended December 31, 1996. This financial statement is the responsibility of management. Our responsibility is to express an opinion on this financial statement based on our audit.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amount and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statement. We believe that our audit provides a reasonable basis for our opinion.

         The accompanying statement of revenue and certain expenses was prepared as described in Note 2, for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Starwood Financial Trust, formerly known as the Angeles Participating Mortgage Trust, filing on Form 8-K pursuant to SX Rule 3-14) and is not intended to be a complete presentation of RLH Portfolio's revenues and expenses.

         In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenue and certain expenses for RLH Portfolio, on the basis described in Note 2, for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

PRICE WATERHOUSE LLP
New York, New York
November 14, 1997

                                  RLH PORTFOLIO

                    STATEMENT OF REVENUE AND CERTAIN EXPENSES
                      For the Year Ended December 31, 1996
                                 (In thousands)



Revenue:
         Base Rents (Note 3)......................................     $15,000
         Additional rent (Note 3).................................          --
                                                                  ------------
                                                                        15,000
Certain expenses (Note 3).........................................          --
                                                                  ------------

         Revenue in excess of certain expenses....................     $15,000
                                                                  ============



         The accompanying notes are an integral part of these financial statements.

                                  RLH PORTFOLIO

                    STATEMENT OF REVENUE AND CERTAIN EXPENSES
               For the Period Ended January 1, 1997 to May 1, 1997
                                   (Unaudited)
                                 (In thousands)



Revenue:
         Base Rents (Note 3)....................................  $5,000
         Additional rent (Note 3)...............................      --
                                                                --------
                                                                   5,000
Certain expenses (Note 3).......................................      --
                                                                --------

         Revenue in excess of certain expenses..................  $5,000
                                                                ========



         The accompanying notes are an integral part of these financial statements.

                                  RLH PORTFOLIO

                    STATEMENT OF REVENUE AND CERTAIN EXPENSES

Note 1.  Organization and Operation of Property

          For the purpose of the accompanying statement of revenue and certain expenses, RLH (the "Property") consists of seventeen full service hotels located in seven states and containing a total of 3,989 rooms. The Property was originally leased to and operated by Red Lion Hotels, Inc. ("Red Lion") under a master lease agreement between RLH Partnership, L.P. as the lessor and Red Lion as the lessee. On November 8, 1996, Doubletree Corporation ("Doubletree") acquired Red Lion and assumed the lease with RLH Partnership, L.P.

         On May 2, 1997, subsidiaries of Starwood Opportunity Fund IV, L.P. (the "SOF IV") acquired all of the outstanding partnership interests of RLH Partnership, L.P.

Note 2.   Summary of Significant Accounting Policies

         Basis of Presentation

         The accompanying statement of revenue and certain expenses has been prepared on the accrual basis of accounting.

         The accompanying financial statement is not representative of the actual operations for the period presented, as certain revenue and expenses, which may not be comparable to the revenues and expenses to be earned or incurred by the SOF IV in the future operations of the Property, have been excluded. Revenues excluded consist of interest and other revenues unrelated to the continuing operations of the Property. Expenses excluded consist of depreciation of the building and improvements, and amortization of organization and other intangible costs and other expenses not directly related to the future operations of the Property.

          Revenue Recognition

         Base rents are recognized on a straight-line basis over the terms of the respective leases.

          Interim Statements

         The interim financial data for the period of January 1, 1997 to May 1, 1997 is unaudited; however, in the opinion of management, the interim data includes all adjustments, consisting only of normally recurring adjustments, necessary for a fair statement of the results for the interim periods. The results for the periods presented are not necessarily indicative of the results to be expected for the entire fiscal year or any other period.

                                  RLH PORTFOLIO

          Use of Estimates

         The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Note 3.   Leases

         The lease is a triple net lease under which Doubletree pays all costs associated with the operation of the Hotels, including real estate taxes, insurance, utilities, services and capital expenditures. The initial term of the lease expires on December 31, 2010, and can be extended for up to five, five-year terms at Doubletree's option. Rent payments under the lease consist of base rent equal to $15 million annually and additional rent equal to 7.5% of the amount by which the aggregate operating revenue for any given year exceeds the aggregate operating revenue of the twelve months ended September 30, 1996 (i.e. the base year).

                                  RLH PORTFOLIO

         Further minimum rents to be received over the next five years and thereafter under the current term, as of December 31, 1996 is as follows:


1997.........................................................$ 15,000
1998.........................................................  15,000
1999.........................................................  15,000
2000.........................................................  15,000
2001.........................................................  15,000
Thereafter................................................... 135,000
                                                             --------
         Total...............................................$210,000
                                                             ========

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      STARWOOD FINANCIAL TRUST
                                                 (Registrant)

Date: February 18, 1999               By: /s/ Jay Sugarman
                                      --------------------------
                                      Name: Jay Sugarman
                                      Title: President &
                                      Chief Executive Officer